UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Material
☐ Soliciting Material Pursuant to §240.14a-12
CENTERSPACE

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11.

CENTERSPACE
1324 20th Avenue SW
PO Box 1988
Minot, ND 58702-1988

April 3, 2026
Dear Fellow Shareholders:
It is a pleasure to invite you to attend the 56th Annual Meeting of Shareholders (the “2026 Annual Meeting”) of Centerspace (“we,” “us,” “our,” “Centerspace,” or the “Company”), to be held on Wednesday, May 13, 2026, at 11:00 a.m. Central Daylight Time via webcast. You will be able to attend the 2026 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting: www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.
At the 2026 Annual Meeting, you will be asked to vote on the following items:
1.the election of six nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2027 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified;
2.an advisory vote on executive compensation (the “say-on-pay vote”);
3.the ratification of Grant Thornton LLP as our independent auditor for the year ending December 31, 2026; and
4.such other matters as may properly come before the 2026 Annual Meeting or any adjournment(s) or postponement(s) thereof.
The Board of Trustees recommends that you vote for each of these proposals.
Information about the 2026 Annual Meeting and the formal business to be acted on by our shareholders is included in the Notice of Annual Meeting and the Proxy Statement that follow. Our 2026 proxy materials and Annual Report for the year ended December 31, 2025 are available online at www.proxyvote.com.
On or about April 3, 2026, we mailed most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on: (1) how to access our Proxy Statement and Annual Report via the Internet and (2) how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials. On or about April 3, 2026, other shareholders, in accordance with their prior requests, were sent e-mail notifications containing instructions on how to access our proxy materials via the Internet and to vote or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Please refer to the Proxy Statement for details on the 2026 Annual Meeting, including detailed information on each of the proposals to be voted on at the meeting. Your shareholder vote is important, and I encourage you to vote promptly.
Sincerely,
Centerspace

_____________________________________
Anne Olson
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Wednesday, May 13, 2026, at 11:00 a.m. CDT
_____________________________________
Notice is hereby given that the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) of Centerspace (“we,” “us,” “our,” “Centerspace,” or the “Company”), will be held on Wednesday, May 13, 2026, at 11:00 a.m. Central Daylight Time, via webcast, for the following purposes:
1.To elect six nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2027 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified;
2.To hold an advisory vote on executive compensation (the “say-on-pay vote”);
3.To ratify Grant Thornton LLP as our independent auditor for the year ending December 31, 2026; and
4.To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment(s) or postponement(s) thereof.
These items are described in more detail in the Proxy Statement. We have not received notice of any other matters that may properly be presented at the 2026 Annual Meeting.
Our Board of Trustees has fixed the close of business on March 20, 2026 as the record date for determining the shareholders entitled to receive notice of and to vote at the 2026 Annual Meeting or any adjournment(s) or postponement(s) thereof.
Important Notice Regarding the Availability of Proxy Materials for our 2026 Annual Meeting to be held on May 13, 2026: In accordance with rules and regulations adopted by the Securities and Exchange Commission, we are furnishing our proxy materials via the internet. “Proxy materials” means this Proxy Statement, our 2025 Annual Report and any amendments or updates to these documents. Our proxy materials are available on the internet to the general public at www.proxyvote.com.
By Order of the Board of Trustees,
________________________________________________
Anne Olson
President, Chief Executive Officer and Secretary
April 3, 2026
Minot, North Dakota

It is important that your shares be represented and voted at the 2026 Annual Meeting. Regardless of whether you plan to participate in the 2026 Annual Meeting, we encourage you to vote as soon as possible. You can vote your shares by one of the following methods: (1) by Internet; (2) by telephone; (3) if you received your proxy materials by mail, by mailing your proxy card; or (4) virtually during the 2026 Annual Meeting. Any proxy may be revoked in the manner described in the Proxy Statement at any time prior to its exercise at the 2026 Annual Meeting.

i

(continued)

ii

CENTERSPACE

1324 20th Avenue SW
PO Box 1988
Minot, ND 58702-1988
Telephone: (701) 837-4738
Fax: (701) 838-7785
_____________________________________
PROXY STATEMENT Q&A FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
The Board of Trustees (“Board”) of Centerspace, a North Dakota real estate investment trust (“we,” “us,” “our,” “Centerspace,” or the “Company”), is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company to be held virtually on Wednesday, May 13, 2026 at 11:00 a.m. Central Daylight Time, and any postponement(s) or adjournment(s) thereof (the “Annual Meeting”).
This Proxy Statement and the accompanying Notice and Form of Proxy are first being mailed or made available on the Internet to shareholders on or about April 3, 2026.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026
Our Notice of Annual Meeting of Shareholders, the Proxy Statement, and our 2025 Annual Report are available on the following website: www.proxyvote.com.
In accordance with Securities and Exchange Commission (“SEC”) rules, we have elected to mail our proxy materials to the record holders of our common shares while also furnishing our proxy materials to shareholders over the Internet. We have instructed brokers, banks, and similar intermediary organizations to provide to the beneficial shareholders that hold their common shares in “street name” (other than beneficial shareholders who previously requested printed copy delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials online (the “Notice”).
If you receive the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. If you receive the Notice by mail and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice about how you may request to receive a copy electronically or in printed form free of charge on a one-time or ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of materials.
In addition to this Proxy Statement, our proxy materials include our 2025 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”). Copies of the Form 10-K, as well as other periodic filings by the Company with the SEC, also are available in the Investor Relations section of our website (ir.centerspacehomes.com) under the tab “Financial Reporting.” The information included in our website is not incorporated herein by reference.
QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING
How can I participate in the virtual 2026 Annual Meeting?
We will be hosting the 2026 Annual Meeting live via the Internet. Shareholders will be able to participate in the 2026 Annual Meeting online via live webcast. Provided below is the summary of the information that you will need to participate in the 2026 Annual Meeting.
•Shareholders can participate in the 2026 Annual Meeting via live webcast over the Internet at www.virtualshareholdermeeting.com/CSR2026.

•The 2026 Annual Meeting webcast begins at 11:00 a.m., Central Daylight Time. On the day of the Annual Meeting, we recommend that you log into our virtual meeting at least 15 minutes prior to the scheduled start time to ensure that you can access the meeting.
•You will need your 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials, to enter the 2026 Annual Meeting.
•You may submit questions for the meeting in advance at www.proxyvote.com. Shareholders will also have the ability to vote and submit live questions during the Annual Meeting webcast at www.virtualshareholdermeeting.com/CSR2026. Questions related directly to the 2026 Annual Meeting will be answered during our virtual meeting, subject to time constraints. Certain questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be available in the Investor Relations section of our website (ir.centerspacehomes.com). The questions and answers will be available as soon as practical after the meeting and will remain available until one week after the posting.
•Instructions on how to attend and participate in the live webcast, including how to verify share ownership and vote your shares electronically during the 2026 Annual Meeting, are available at www.virtualshareholdermeeting.com/CSR2026.
•Webcast replay of the 2026 Annual Meeting will be available at www.virtualshareholdermeeting.com/CSR2026 as soon as practicable following the meeting.
What proposals will be voted on at the Annual Meeting?
We anticipate the following three proposals will be voted on at the Annual Meeting:
•The election of six trustees to serve until the 2027 annual meeting of shareholders or until their respective successors are duly elected and qualified;
•The approval on a non-binding advisory basis of the compensation paid to our named executive officers; and
•The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026.
What are the Board’s recommendations?
Our Board unanimously recommends that you vote:
•“FOR” the election of six trustees to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified (Proposal 1);
•“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3).
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Anne Olson or Bhairav Patel, will have discretion to vote on those matters in accordance with his, her or their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Who is entitled to vote?
Shareholders of record at the close of business on March 20, 2026 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, there were 16,785,899 of our common shares outstanding. Each common share is entitled to one vote on all matters being considered at the Annual Meeting.
What constitutes a quorum?
The presence at the Annual Meeting, virtually or by proxy, of the holders of thirty-three and one-third percent (33 1/3%) of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Both abstentions and broker non-votes (as discussed below under “What vote is required to approve each item?”) are counted for the purpose of determining the presence of a quorum.
What is the difference between holding shares as a registered shareholder and holding shares in street name?
If your common shares are owned directly in your name with our transfer agent, Equiniti Trust Company LLC (“Equiniti”), you are considered a registered holder of those common shares.
If your common shares are held by a broker, bank, or nominee, you hold those common shares in street name. Your broker, bank, or other nominee will vote your common shares as you direct.
How do I vote?
Whether you hold shares as the shareholder of record or in street name, you may direct how your shares are voted without virtually attending the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we encourage you to vote in advance of the meeting in order to ensure that your vote is counted.
Shareholders of Record. As a shareholder of record, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. Alternatively, you may vote by authorizing a proxy by completing, signing, and dating a proxy card and mailing it in the accompanying pre-addressed envelope in accordance with the instructions included on your proxy card.
Beneficial (“Street Name”) Shareholders. The broker, bank, or similar intermediary that holds your common shares in an account is considered to be the holder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the common shares held in your account. You may vote by submitting voting instructions to your broker, bank, trustee, or other intermediary in accordance with the Notice, including by submitting a voting form provided to you by such intermediary. Alternatively, you may vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. You can ensure your vote is cast at the meeting by completing, signing, dating, and returning your proxy card or voting form. Your vote will be cast in accordance with the instructions included on a properly signed and dated proxy card or voting form.
If you do not return a signed proxy card or voting form (or, if you are a beneficial owner, otherwise submit your vote in accordance with the instructions provided in the Notice) or virtually attend the Annual Meeting and vote, no vote will be cast on your behalf. The proxy card indicates on its face the number of common shares registered in your name on the Record Date, which corresponds to the number of votes you will be entitled to cast at the meeting on each proposal.
You are urged to follow the instructions on your proxy card or your Notice and voting form, as applicable, to indicate how your vote is to be cast. If you return your signed proxy but do not indicate your voting preferences, your common shares will be voted on your behalf as follows:
•“FOR” the election of six trustees to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified (Proposal 1);

•“FOR” the non-binding advisory approval of executive compensation (Proposal 2);
•“FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 3).
Can I change my vote or revoke my proxy?
If you are a shareholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Virtually attending the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
If you are a beneficial owner, you may change your vote by submitting new voting instructions (including a voting form) to your broker, bank or nominee, or vote during the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What vote is required to approve each item?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes(1)
1.Election of Trustees	For, against or abstain on each nominee	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
2.Advisory vote to approve our executive compensation (say-on-pay)	For, against or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	No effect
3.Ratification of the Appointment of Grant Thornton LLP as our independent auditor for the year ending December 31, 2026	For, against or abstain	The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy	Same as Against Vote	Brokers have discretion to vote
_____________________________________
(1)If you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on Proposal No. 3, but not for any of the other proposals.
If your common shares are held in street name, and you do not instruct the broker as to how to vote these shares on Proposal 1 or 2, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.
Is cumulative voting permitted for the election of trustees?
No. Our Declaration of Trust and Bylaws do not permit cumulative voting at any election of trustees.

How are proxies solicited?
Trustees, officers, and employees of the Company may, without additional compensation, solicit proxies by mail, email and/or telephone. We will pay the cost of this proxy solicitation. In addition, we will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of common shares.
What is householding?
The SEC has adopted rules that allow a company to deliver a single notice or set of proxy materials to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize cost savings and reduces the amount of duplicate information shareholders receive. For notices sent to shareholders sharing a single address, we are sending only one set of proxy materials (or one Notice, if applicable) to that address unless we have received contrary instructions from a shareholder at that address. Any shareholders who object to, or wish to begin, householding or who wish to receive just one set of materials (rather than multiple copies) in the future may notify the Secretary orally or in writing at the telephone number or address set forth herein. We will deliver promptly an individual copy of the proxy materials (or one Notice, if applicable) to any shareholder who revokes its consent to householding upon our receipt of such revocation.
How do I find out the voting results?
We will announce preliminary voting results at the Annual Meeting. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC on or before May 18, 2026. The Form 8-K will be available at our website (ir.centerspacehomes.com) under the tab “Financial Reporting — SEC Filings” and on the SEC’s website at http://www.sec.gov.
What do I need to do if I would like to attend the Annual Meeting?
You will be able to attend the 2026 Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/CSR2026 and entering the 16‐digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials.
What is the deadline for shareholder proposals for the 2026 Annual Meeting?
The deadline for submitting a shareholder proposal for inclusion in the proxy materials to be distributed by the Company in connection with the 2026 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is December 4, 2026 (120 days prior to the anniversary of the mailing date of this Proxy Statement). Such proposals must comply with SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of shareholder proposals in company-sponsored proxy materials.
In addition, our Bylaws contain additional advance notice requirements for shareholders who wish to present a proposal, including shareholder nominees for election to the Board, before an annual meeting of shareholders (and not pursuant to Rule 14a-8 of the Exchange Act). According to our Bylaws, nominations of individuals for election to our Board at an annual meeting and the proposal of other business to be considered by shareholders must be made not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these Bylaw provisions (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than January 13, 2027 and no later than February 12, 2027. A shareholder’s notice must set forth the information required by our Bylaws with respect to each shareholder proposal.
All notices of proposals by shareholders, whether or not intended to be included in our proxy materials, should be sent to Centerspace, c/o Secretary, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988.

PROPOSAL 1: ELECTION OF TRUSTEES
Description of Proposal
The Articles of Amendment and Third Restated Declaration of Trust of the Company, as amended (the “Declaration of Trust”) provide that the Board of Trustees will be composed of not less than five and no more than fifteen trustees. The Board currently consists of seven trustees.
On March 9, 2026, Emily Nagle Green notified the Board she planned to retire and would not be standing for re-election. The Board determined that, upon the conclusion of Ms. Green’s term, the size of the Board shall decrease to six trustees.
Each of our existing trustees, John A. Schissel, Ola Oyinsan Hixon, Rodney Jones-Tyson, Anne Olson, Jay L. Rosenberg and Mary J. Twinem, has been nominated for election as trustees at the Annual Meeting, to serve for a term of one year expiring at the 2027 Annual Meeting of Shareholders or until their successors are duly elected and qualified.
All of the nominees are presently serving as trustees of the Board and were recommended for nomination for re-election by the Nominating and Governance Committee of the Board, and such recommendations were adopted by the Board.
In the unanticipated event that any nominee should become unavailable for election, either the persons named as proxies on the proxy card will have discretionary authority to vote pursuant to the proxy card for a substitute nominee nominated by the Board, or the Board, on the recommendation of the Nominating and Governance Committee, may reduce the size of the Board and number of nominees.
The charts below provide additional information regarding the proposed composition of our Board considering the nominees, including age of our trustees, trustee tenure, gender diversity, and Board independence:
*Chief Executive Officer

Required Vote
The affirmative vote of the holders of a majority of the common shares present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to elect each of the six trustee nominees.
Vote Recommended
The Board recommends that shareholders vote FOR the election of the six nominees named in the Proxy Statement as trustees of the Company, each to serve for a term of one year expiring at the 2027 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.
Nominees
The following table sets forth, as of March 20, 2026, the names of and biographical information regarding each of the nominees, including their age, principal occupation, the year they each first became a trustee, their current Board committee memberships and the experience, qualifications, attributes and skills that have led the Board to conclude that they should serve as a trustee of the Company.

John A. Schissel Chair
•President, Chief Operating Officer and Board Member of Carr Properties, a privately held real estate investment trust that owns, manages, acquires, and develops premium-quality commercial properties in Washington, DC, Boston, Massachusetts, and Austin, Texas.
•Served as trustee of the Company since April 19, 2016 and was appointed Chairman effective December 9, 2021.
•Over 35 years collectively in the real estate and REIT sectors both as an executive for both publicly traded and private-equity owned real estate companies and as a banker. This includes significant strategic, capital markets, operational and investment experience at the executive leadership level.
•Served as the Executive Vice President of Invitation Homes, the nation’s largest owner and operator of single-family rental homes from 2014 to 2015; and Executive Vice President and Chief Financial Officer of BRE Properties, a NYSE-listed, multi-family REIT based on the West Coast, from 2009 to 2014 when it merged with Essex Property Trust.
•Previously, served as Executive Vice President and Chief Financial Officer at Carr Properties’ predecessor, Columbia Equity Trust, from 2004 to 2009, which included its 2005 NYSE-listed initial public offering and subsequent sale to an affiliate of JP Morgan Asset Management in 2007. Prior to his time at Columbia Equity Trust, served as a commercial and investment banker at Wachovia Bank and predecessor entities from 1991 to 2004.
•Received his Bachelor of Science degree in Business Administration with a concentration in finance from Georgetown University.

Age: 59
Trustee since 2016
Independent Trustee
Committees: Chair of the Board of Trustees

Ola Oyinsan Hixon
•Managing Director at PGIM Real Estate and portfolio manager on the U.S. Value-Add equity team.
•Served as a trustee of the Company since January 23, 2024 and is a member of the Compensation Committee.
•Based in New York, Ms. Hixon is responsible for investment strategy, transactions, asset management, and investor relations primarily for the affordable housing fund strategies.
•Prior to joining PGIM Real Estate, she was a principal at KKR & Co., with responsibility for portfolio and asset management functions of real estate private equity funds with properties located across the country.
•Previously, Ms. Hixon worked at The Blackstone Group where she managed the multifamily portfolio company, LivCor, as well as the single-family home portfolio company, Invitation Homes. Earlier, she worked at the JBG Companies, UBS, and the investment banking division of Citigroup.
•Ms. Hixon serves on ULI’s Multifamily Gold Council and is a member of Real Estate Executive Council (REEC). In addition, she serves as a board member of the non-profit City Parks Foundation, which transforms parks into vibrant community centers of urban life for all New Yorkers.
•She earned a Bachelor’s degree in business administration from The Stephen M. Ross School of Business at the University of Michigan and a Master’s degree in business administration from The Wharton School of the University of Pennsylvania.

Age: 44
Trustee since 2024
Independent Trustee
Committees: Compensation

Rodney Jones-Tyson
•Global Chief Human Resource Officer for Baird, a privately held, employee-owned wealth management, asset management, investment banking/capital markets and private equity firm with offices in the United States, Europe and Asia.
•Independent Director and Audit and Compensation Committee member of Associated Banc-Corp (NYSE: ASB).
•Served as a trustee of the Company since January 18, 2022 and is currently chair of the Compensation Committee and member of the Nominating and Governance Committee.
•Mr. Jones-Tyson has over 30 years of experience working for global financial services companies.
•Prior to his current position, Mr. Jones-Tyson was Baird’s Chief Risk Officer from 2018-2021, the Chief Operating Officer for Baird’s Global Investment Banking Group from 2011-2018 and the Director of Business Development for Baird from 2008-2011.
•Mr. Jones-Tyson began his career at Baird in 1998 as an investment banker and previously worked at Chase Manhattan Bank and Citibank.
•Mr. Jones-Tyson received his MBA from the University of Chicago Booth School of Business and earned a Bachelor’s degree in Finance from the University of Maryland College Park.

Age: 57
Trustee since 2022
Independent Trustee
Committees: Compensation (Chair); Nominating and Governance

Anne Olson
•Anne Olson has served as our President and Chief Executive Officer since March 31, 2023. She also has served as Secretary of the Company since April 30, 2017.
•Previously, she served as an Executive Vice President and General Counsel of the Company from April 30, 2017 to March 30, 2023 and as Chief Operating Officer from June 25, 2018 until March 30, 2023.
•Previously, Ms. Olson was in the private practice of law since 2011, most recently as a partner with Dorsey & Whitney LLP, in the firm’s Real Estate Practice Group, where she focused on real estate development and investments for REITs, private equity funds, and national developers and owners.
•Prior to 2011, she served as Director of Investment Operations and in-house counsel for Welsh Companies, LLC and its affiliates, providing leadership in the growth of its asset portfolio and development of a successful capital markets strategy.
•Ms. Olson is a member of the National Multi Housing Council, and a Board Member for CareTrust REIT (NYSE: CTRE).
•She holds a Bachelor’s degree in English from Drake University and earned her J.D. with highest honors from Drake University Law School.

Age: 49
Trustee since 2023
Executive Trustee
Committees: None

Jay L. Rosenberg
•Former Portfolio Manager and Head of Public Real Assets for Nuveen.
•Served as a trustee of the Company since July 8, 2024 and is currently a member of the Nominating and Governance and Audit Committee.
•Mr. Rosenberg was a portfolio manager at Nuveen from 2005 to 2024 and also served as Head of Public Real Assets for Nuveen until March 31, 2024 where he oversaw strategy, investment process and performance of the firm’s listed real assets platform.
•He was the creator and portfolio manager on Nuveen’s public Global Infrastructure and Real Asset Income strategies, and a portfolio manager on its Real Estate Securities and Global Real Estate Securities strategies. He also served on Nuveen’s Global Investment Committee.
•Prior to joining Nuveen, he served as a real estate portfolio manager for Advantus Capital Management and a real estate fixed income analyst at Sit Investment Advisors. Previously, he was a development manager for office and office/warehouse products at Welsh Companies and a land use planner at Siemon, Larsen & Marsh in Chicago.
•Mr. Rosenberg graduated with a B.S. from the University of Wisconsin - Madison and holds a master’s degree in Urban Planning and Public Policy from the University of Illinois at Chicago.

Age: 54
Trustee since 2024
Independent Trustee
Committees: Nominating and Governance; Audit

Mary J. Twinem
•Former Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc. and former Independent Director of Valvoline, Inc. (NYSE: VVV).
•Independent director of Medica Holding Company, a multi-state health insurance company.
•Served as a trustee of the Company since February 15, 2018 and is currently chair of the Audit Committee and a member of the Compensation Committee.
•Managed the functional areas of Financial Reporting, Financial Planning and Analysis, Information Systems, Investor Relations, Supply Chain and Philanthropy for Buffalo Wild Wings and its over 1,100 company-owned and franchised Buffalo Wild Wings, PizzaRev, and R Taco restaurants in the United States. In Twinem’s over 20 years with Buffalo Wild Wings, she established the financial framework to grow the company from 35 to over 1,100 restaurants, with system-wide revenue of $3.8 billion in 2016.
•She has over 30 years of experience in accounting, financial reporting, and income tax preparation, including seven years in public accounting where she assisted primarily small businesses.
•Joined Buffalo Wild Wings as Controller in 1995 and was promoted to Chief Financial Officer in 1996.
•She serves on the board of directors of Medica Holdings Company, the non-profit family of companies that include Medica Health Plans and serves as their Finance Committee chair and is a member of their Audit Committee. She also serves on board of directors for the Medica Foundation.
•Formerly, she served as a board member and audit committee chair of Valvoline, Inc., a 150-year old brand that became a NYSE-listed public company in 2016.
•She received a B.S. in Accounting from the University of Wisconsin-Platteville in 1982 and was a Certified Public Accountant.

Age: 65
Trustee since 2018
Independent Trustee
Committees: Audit (Chair), Compensation

Member of the Current Board of Trustees Not Standing for Re-election
The following table sets forth, as of March 20, 2026, the name of and biographical information regarding Emily Nagle Green, who is not standing for re-election and whose term will expire at the conclusion of the 2026 Annual Meeting.

Emily Nagle Green
•Independent Director of Casella Waste Systems (NASDAQ: CWST).
•Served as a trustee of the Company since February 15, 2018 and is the chair of the Nominating and Governance Committee and a member of the Audit Committee.
•Currently serves as chair of the Nominating & ESG Committee of Casella Waste Systems and is also a Lecturer at MIT’s Sloan School where she teaches a class in entrepreneurship.
•Served as CEO of Smart Lunches, Inc., from 2012-2016 and raised four rounds of capital, helped to build an award-winning technology platform, and scaled the business to serve 300 schools in 9 states.
•Prior to that, she served as CEO for two private-equity-backed research firms from 2005-2011: Yankee Group and Cambridge Energy Research Associates (CERA).
•She also led consumer technology research at Forrester Research, Inc., where she built the then-largest consumer technology research panel, serving executives at dozens of Fortune 1000 firms seeking to meet consumer needs in a fast-changing technology environment.
•She coached over 30 CEOs in the public and private sectors for six years and is an author of ‘‘ANYWHERE: How Global Connectivity is Revolutionizing the Way We Do Business’’ (McGraw-Hill 2010).
•Ms. Green received a Bachelor’s degree in linguistics from Georgetown University and a Masters’ degree in Artificial Intelligence and Computer Graphics from the University of Pennsylvania.

Age: 68
Trustee since 2018
Independent Trustee
Committees: Nominating and Governance (Chair); Audit

CORPORATE GOVERNANCE AND BOARD MATTERS
Our management and Board of Trustees aspire to be good stewards of the Company for our shareholders and other stakeholders. Sound corporate governance is critical to retaining the trust of our shareholders and to our commitment to continue to operate with the highest standards of integrity. Certain highlights from our corporate governance policies and practices are set forth below. Our Governance Guidelines can also be found on our website at http://ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.”

Majority Independent Board	Independent Standing Committees	Regular Access to and Involvement with Management
Each of the nominees for the Board are independent, except for our Chief Executive Officer.	Only independent trustees serve on our standing committees, including Audit, Compensation, and Nominating and Governance.	In addition to regular access to management during Board and committee meetings, the independent trustees have ongoing, direct access to members of management and to our business.

Clawback Policies	Engaged Board	Shareholder Engagement
Clawback policies require us to recover incentive compensation in the event of an accounting restatement and permit us to recover incentive compensation in the event of a failure to comply with legal reporting obligations.
	Our independent trustees meet at least quarterly, including in executive session, and receive written updates from the CEO at least monthly.	Under the direction of the Board, the Company regularly engages with shareholders on governance, pay, and business matters.

No Pledging or Hedging of Shares	Majority Voting with a Resignation Policy	Related Party Transactions
We prohibit trustees and executive officers from entering into pledging or hedging transactions involving our securities and from holding our securities in margin accounts or pledging such securities as collateral for loans.
	Since inception, our trustees have been elected annually, and we require our trustees to be elected by a majority vote or to tender resignation if any trustee does not receive a majority vote for such trustee’s election.	We maintain a related party transaction policy to ensure that potential conflicts of interests are addressed and that our decisions are based on the best interests of the Company and its shareholders.

Risk Management	No Interlocking Directorships	Term Limits
The Board provides oversight with respect to risk management and the strategy and process for managing those risks.	No trustee or member of management serves on a Board or a compensation committee of a company at which a trustee is also an employee.	Trustees are not renominated for election after serving 12 full years on the Board.

Regular Self-Evaluations	Annual Review of Charters and Key Policies	Separation of Chair and CEO
The Board and its committees conduct annual self-evaluations.
The Board and each standing committee review their charters annually, along with our Governance Guidelines, Code of Conduct, Code of Ethics for Senior Financial Officers, Insider Trading Policy, and Whistleblower Policy.

Our governance guidelines provide that the positions of Board Chair and CEO should generally be held by separate persons or the Board will elect an independent lead trustee. The Board is led by an Independent Chair.

Environmental	Social Responsibility
The Nominating and Governance Committee has oversight of our environmental, social and governance (ESG) initiatives. We are committed to creating a diverse, sustainable and environmentally responsible organization.
In August 2025, we published our Annual ESG report, which can be found on our website at https://www.centerspacehomes.com/esg-new

In 2025, we provided approximately $93,000 of financial support to 56 non-profit organizations benefiting the communities in which we operate. We also provided more than 2,700 hours of paid volunteer time to our team members to give back to their communities. Our team members contributed approximately $22,000 to the Team Hope fund that supported 31 of our own team members.

Attendance at Board and Committee Meetings and the Annual Meeting
All trustees are expected to attend each meeting of the Board and the committees on which they serve. During 2025, the Board held ten meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings, and the Nominating and Governance Committee held four meetings. During 2025, all trustee nominees named in the Proxy Statement attended at least 75% of the meetings of the Board and the committees on which he or she served.
Trustees are not required to attend the Annual Meeting. Nevertheless, five of our Trustees attended the virtual 2025 Annual Meeting of Shareholders.
Trustee Independence
The Board of Trustees determined that each of John A. Schissel, Emily Nagle Green, Ola Oyinsan Hixon, Rodney Jones-Tyson, Jay L. Rosenberg, and Mary J. Twinem qualified as an “independent trustee” in accordance with the NYSE listing standards (the “Standards”). Under the Standards, no trustee will qualify as independent unless the Board of Trustees has affirmatively determined that the trustee has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. The Standards specify certain relationships that are deemed to preclude a finding of independence, including, for example, employment by the Company or engaging in certain business dealings with the Company. In making these determinations, the Board reviewed and discussed information provided by the trustees and the Company with regard to each trustee’s business and personal activities as they may relate to the Company and our management.
Each member of the Audit Committee qualifies as “independent” under the Standards and the NYSE’s enhanced standards for members of audit committees established by the Securities and Exchange Commission (“SEC”) and the NYSE. Each member of the Compensation Committee qualifies as “independent” under the enhanced standards for members of compensation committees established by the SEC and the NYSE.
Board Leadership Structure
As described above, the Chair of the Board, Mr. Schissel, is an independent trustee under the Standards. Mr. Schissel has served as Chair of the Board since December 9, 2021. According to our Governance Guidelines, the Company generally should maintain a Board leadership structure in which the roles of Chief Executive Officer and Chair of the Board are separate, and the Chair of the Board is independent under the Standards. The separation of offices allows the Chair of the Board to focus on management of Board matters and allows the Chief Executive Officer to focus her attention on managing our business. Additionally, the Company believes the separation of offices encourages the objectivity of the Board in its management oversight role, specifically with respect to reviewing and assessing the Chief Executive Officer’s performance.
Board Committees
The standing committees help the Board to more effectively direct and review our operations and strategic outlook. In addition, the committees allow management to respond timely to factors affecting our ongoing operations. Management regularly consults with committee chairs to review possible actions and seek counsel. Where appropriate, the Board delegates authority to committees (within specified parameters) to finalize the execution of various Board functions.
The Board has established the following standing committees: Audit, Compensation, and Nominating and Governance.

Audit Committee
The Audit Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Audit Committee is set forth below. The Audit Committee is governed by a written charter that has been approved by both the Audit Committee and the Board. The Audit Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.
The Board has determined that Ms. Twinem, the Chair of the Audit Committee, Ms. Green, and Mr. Rosenberg, members of the Audit Committee, are all “audit committee financial experts,” as that term is defined in applicable SEC rules.

Committee	Key Responsibilities	Members
Audit Committee	•Oversees our accounting and financial reporting processes and audits of its financial statements, including the integrity of the financial statements.	Mary J. Twinem (Chair) Emily Nagle Green Jay L. Rosenberg
•Responsible for the appointment, compensation, and oversight of the independent auditors.
•Reviews the scope and overall plans for, and results of, the annual audit and internal control over financial reporting.
•Reviews the responsibilities, staffing, budget, design, implementation, and results of the internal audit function.
•Consults with management and the independent auditor with respect to our processes for financial statement risk assessment.
•Reviews and approves our policy for the pre-approval of audit, permitted non-audit services, and internal-control related services by the independent auditors as well as any services provided pursuant to such policy.

•Reviews and discusses with management and the independent auditor quarterly earnings releases prior to their issuance and quarterly reports on Form 10-Q and annual reports on Form 10-K prior to their filing.

•Reviews with management the scope and effectiveness of our disclosure controls and procedures.
•Meets regularly with members of management and with the independent auditor, including periodic meetings in executive session.
•Reviews our internal controls relating to information technology, data privacy, including data protection and cybersecurity.
•Reviews our short-term investment and cash management policy

Compensation Committee
The Compensation Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Compensation Committee is set forth below. The Compensation Committee is governed by a written charter that has been approved by both the Compensation Committee and the Board. The Compensation Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.

Committee	Key Responsibilities	Members
Compensation Committee	•Provides for succession planning for the executive officers, with particular focus on CEO succession.	Rodney Jones-Tyson (Chair) Ola Oyinsan Hixon Mary J. Twinem
•Oversees the goals and objectives of the Company’s executive compensation plans.
•Annually evaluates the performance of the CEO, including reviewing, setting, and approving goals and objectives for the CEO and, together with the other independent trustees, determines the CEO’s compensation.

•Annually reviews and approves the evaluation process for the CEO and the other named executive officers and reviews the CEO’s decisions with respect to compensation of the other executive officers.
•Oversees and monitors all perquisites provided to our officers.
•Makes recommendations to the Board regarding incentive compensation plans, equity-based plans or adoption of new incentive-compensation plans and equity-based plans, and variable compensation programs, administers such plans and grants awards thereunder and approves any equity compensation.

•Periodically reviews and approves any employment agreements, severance arrangements, or change in control agreements and provisions for our executive officers.
•Receives periodic reports on our compensation programs, 401(k) plan options and matching contributions, and employee health care benefits.
•Considers the results of shareholder advisory votes on executive compensation in connection with the review and approval of executive officer compensation.
•Reviews and discusses the Compensation Discussion & Analysis and Compensation Committee Report with management.
•Reviews, makes determinations and enforces our Clawback Policy.
•Reviews peer groups and criteria for benchmarking used to assess performance and compensation levels for executive officers.

Nominating and Governance Committee
The Nominating and Governance Committee is composed of three trustees, all of whom are independent. Information regarding the functions performed by the Nominating and Governance Committee is set forth below. The Nominating and Governance Committee is governed by a written charter that has been approved by both the Nominating and Governance Committee and the Board. The Nominating and Governance Committee annually reviews and assesses the adequacy of its charter and recommends any applicable changes to the Board.

Committee	Key Responsibilities	Members
Nominating and Governance Committee	•Plans for Board refreshment and succession planning for directors and identifies, recruits, and interviews candidates to fill positions on the Board.	Emily Nagle Green (Chair) Rodney Jones-Tyson Jay L. Rosenberg
•Identifies and recommends to the Board individuals qualified to serve on the Board.
•Evaluates incumbent trustees to determine whether to recommend them to the Board as nominees for re-election.
•Focuses on Board composition and procedures and recommends measures to ensure that the Board reflects the appropriate balance of knowledge, experience, skills, and expertise.
•Develops and periodically reviews a set of corporate governance principles applicable to the Company and its management.
•Makes recommendations to the Board regarding the size and criteria for membership on the Board and committees.
•Oversees a systematic annual evaluation of the Board, committees, and individual directors in an effort to continuously improve the function of the Board.
•Considers corporate governance matters that may arise and develops appropriate recommendations.
•Oversees our efforts with respect to environmental, social and governance initiatives.
Trustee Nominations
The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole. This assessment will include members’ independence, as well as consideration of other skills and characteristics that the Nominating and Governance Committee deems appropriate, in the context of the Board’s needs.
In general, candidates for nomination to the Board are either suggested by Board members or Company employees or located by search firms engaged by the Nominating and Governance Committee. In accordance with our Bylaws, the Nominating and Governance Committee will also consider trustee nominations from shareholders. Shareholders who wish to recommend individuals for consideration by the Nominating and Governance Committee to become nominees for election to the Board at an annual shareholder meeting may do so by submitting in accordance with the SEC’s rules and regulations all the materials required under Article III, Section 6(B) of our Bylaws to our Secretary at the following address: Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND 58702-1988. Submissions must be received by the Secretary no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. However, if the Board increases the number of trustees to be elected at an annual meeting but we do not issue a public announcement naming all of the nominees for the increased number at least 100 days prior to the first anniversary of the preceding year’s annual meeting, then submissions, but only with respect to nominees for any new positions created by such increase, will also be considered timely if received by the Secretary no later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The Nominating and Governance Committee will not alter the manner in which it evaluates candidates, including consideration of the factors set forth in its charter, based on whether the candidate was recommended by a shareholder or was identified by other means.
The charters for the Audit, Compensation, and Nominating and Governance Committees and our Governance Guidelines are posted on our website at ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.”
Executive Sessions
The Board holds regular executive sessions at which independent trustees meet without Company management or employees present. Executive sessions are held not fewer than four times per year, at each regularly scheduled Board meeting. The Board Chair is the presiding trustee during all executive sessions of the full Board. Committee Chairs preside over executive sessions at the committee level.
Policy Regarding Diversity
We do not have a formal policy regarding diversity of membership of the Board of Trustees. The Nominating and Governance Committee recognizes the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge, and diversity of opinion. The Nominating and Governance Committee has not attempted to define “diversity” but seeks to establish a balanced Board with members whose skills, backgrounds, and experience are complementary and, together, cover the spectrum of areas that impact our business.
Board Role in Risk Oversight
Management is responsible for the day-to-day management of risks we face. The Board is actively involved in overseeing our risk management. The Board’s role in our risk oversight process includes receiving regular reports from members of executive management, which include consideration of operational, financial, legal, regulatory, information technology, privacy and data security and strategic risks we face. The Board does not view risks in isolation. Rather, it considers risks at an enterprise level and integrates risk assessments into our business strategy. Accordingly, the Board also works to oversee risk through its consideration and authorization of significant matters, such as major property acquisitions and dispositions; development projects; financing transactions; strategic operational initiatives; review and updating of Company policies; and its oversight of management’s implementation of those initiatives. In addition, each of our Board committees considers risk within its area of responsibility, as follows:
•The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Audit Committee interacts regularly in executive session with our internal and independent auditors in carrying out these functions.
•The Compensation Committee oversees our compensation policies and practices to help ensure sound pay practices that do not cause compensation risks to arise that are reasonably likely to have a material adverse effect on our business.
•The Nominating and Governance Committee assists in oversight of the management of risks associated with Board organization, membership, and structure.
As a critical part of its risk management oversight role, the Board encourages full and open communication between management and the Board. Trustees are free to communicate directly with management. Management attends the regular meetings of the Board and is available to address any questions or concerns raised by the Board on risk management-related and other matters.

Environmental, Social and Governance (ESG)
We are committed to maintaining an organization that considers its impacts on the environment, our team members, the communities in which we operate, and diverse leadership following governance best practices. This commitment requires a long-term approach to strategy, and the Board includes ESG considerations in its planning. Board oversight of our ESG efforts is provided by the Nominating and Governance Committee, which approves annual goals related to ESG and receives regular updates from management and our ESG Committee (composed of cross-departmental representatives of the Company) on progress and issues we face. As part of these goals, in August 2025 we published our Annual ESG Report, which can be found on our website at https://www.centerspacehomes.com/esg-new. Nothing on our website constitutes part of this Proxy Statement.
Code of Conduct and Code of Ethics for Senior Financial Officers
Our trustees, officers, and employees are required to comply with a Code of Conduct adopted by the Board. The Board adopted the Code of Conduct to codify and formalize certain of our long-standing policies and principles that help ensure our business is conducted in accordance with the highest standards of moral and ethical behavior. The Code of Conduct covers several areas of professional conduct, including conflicts of interest, insider trading, corporate opportunities, discrimination and confidential information, as well as requiring adherence to all laws and regulations applicable to our business. Under the Code of Conduct, employees are required to report any violations and suspected violations of the Code of Conduct to their supervisor, our General Counsel, or other appropriate personnel. Annually, the trustees and management sign acknowledgment forms attesting that they have read the Code of Conduct and understand their responsibilities under the Code of Conduct.
Our Chief Executive Officer, Chief Financial Officer, and other senior financial officers performing similar functions are also subject to a Code of Ethics for Senior Financial Officers, adopted by the Board. This Code of Ethics for Senior Financial Officers contains certain policies regarding financial records; periodic reporting, filings, and other communications with the SEC, other regulators, and the public; and compliance with applicable laws, rules, and regulations in the conduct of our business and financial reporting.
The Code of Conduct and Code of Ethics for Senior Financial Officers are posted on our website at ir.centerspacehomes.com under “Corporate Overview - Corporate Governance.” In February 2025, the Board adopted amendments to the Code of Conduct and the Code of Ethics for Senior Financial Officers as part of its regular assessment of governance policies. We intend to disclose any future amendments to, or waivers of, the Code of Conduct and the Code of Ethics for Senior Financial Officers on our website promptly following the date of any amendment or waiver, or by other method required or permitted under NYSE rules.
Equity Ownership and Retention Policy
Non-Employee Trustees
Under our Policy Regarding Share Ownership and Retention, as adopted on September 20, 2018 and amended on January 1, 2024, all non-employee trustees are required to own common shares, including shares issued as compensation for Board service, equal to the following:

Required Ownership Multiple of Annual Base Cash Compensation
Non-Employee Trustees	5x
Trustees are required to satisfy the ownership guidelines within five years following the date the Trustee was first elected or appointed to the Board. Once we certify that a trustee has met the ownership requirement, future declines in common share value will not impact compliance as long as the trustee continues to own at least the same number of shares the trustee owned at the time the trustee achieved the required ownership level. In addition, trustees are required to retain at least 60% of the shares received as a result of any equity awards we grant as compensation to the trustee until such time as the trustee is no longer one of our trustees. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.

Ownership includes:
•shares owned directly by the trustee, trustee’s spouse, and/or children;
•shares held in a revocable trust for the benefit of the trustee, trustee’s spouse, and/or children;
•shares owned by an entity in which the trustee has or shares the power to vote or dispose of the shares;
•shares held in a retirement account owned by the trustee or trustee’s spouse; and
•shares issued pursuant to an equity award that are to vest within 12 months.
Shares do not include shares issued pursuant to performance awards that have not yet been earned. We intend that equity awards we grant under our equity compensation plans will satisfy the ownership requirements.
Officers
The Policy Regarding Share Ownership and Retention also applies to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, any other Executive Vice Presidents, and any Senior Vice Presidents of the Company. Per the policy amended January 1, 2024 all covered officers are required to own 60% of the net shares we grant as equity awards within our Long-Term Incentive Plan (LTIP) until the officer satisfies his or her ownership requirement. The ownership requirements are as follows:

Required Ownership Multiple of Base Salary
Chief Executive Officer	5x
Chief Financial Officer & Chief Operating Officer	2x
Other Executive Vice Presidents	2x
Senior Vice Presidents	0.5x
Officers are required to satisfy the ownership guidelines within five years following the date the officer was first appointed or hired as an officer. Promotion to a new office resets the five-year period. Once we certify that an officer has met the ownership requirement, future declines in common share value will not impact compliance as long as the officer continues to own at least the same number of shares the officer had when they achieved the required ownership level. In addition, officers are required to retain at least 60% of the net shares received as a result of any equity awards we grant to the officer until the ownership requirement is reached, the officer ceases to be an applicable officer, or the officer ceases to be employed by us, whichever occurs first. For purposes of this policy, “net shares” are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting, or payment of the award.
Ownership includes:
•shares owned directly by the officer, officer’s spouse, and/or children;
•shares held in a revocable trust for the benefit of the officer, officer’s spouse, and/or children;
•shares owned by an entity in which the officer has or shares the power to vote or dispose of the shares;
•shares held in a retirement account owned by the officer or officer’s spouse; and
•shares issued pursuant to an award that are to vest within 12 months and unexercised stock options granted to officers through the LTIP.
Shares do not include shares issued pursuant to performance awards that have not yet been earned, unexercised share options that were not granted to the officers through the LTIP, and unvested stock options granted through the

LTIP. We intend that equity awards we grant under our equity compensation plans will satisfy the ownership requirements.
Failure to comply with this policy may result in the requirement that the officer retain 100% of net shares received as a result of any equity awards we grant until the officer has reached the required ownership level. We may grant waivers of these requirements where compliance would place a severe hardship on an officer, would prevent an officer from complying with a court order, or in other exceptional circumstances. The status of share ownership and retention is reviewed annually by the Compensation Committee to ensure compliance.
Complaint Procedure
The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our Audit Committee has adopted a complaint procedure that requires us to forward to the Audit Committee any complaints that we receive regarding financial statement disclosures, accounting, internal accounting controls, or auditing matters and forbids retaliation for making such complaints. Any of our employees may submit, on a confidential, anonymous basis if the employee so chooses any concerns on accounting, internal accounting controls, auditing matters, or violations of our Code of Conduct or Code of Ethics for Senior Financial Officers. All such employee concerns may be reported by means of our whistleblower hotline through Mitratech Syntrio, an independent provider that assists organizations to identify improper activity or submitted in a sealed envelope to the Chair of the Audit Committee, who will forward any such envelopes promptly and unopened. The Audit Committee will investigate any such complaints submitted.
Communications to the Board
The Board recommends that shareholders and other interested parties initiate any communications with the Board in writing. Shareholders and other interested parties may send written communications to the full Board, the non-management trustees, any of the Committees, the Chair, or to any individual trustee c/o the Secretary, Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988, or via e-mail to trustees@centerspacehomes.com. All communications will be compiled by the Secretary and forwarded to the Board, the specified Board committee, or to individual trustees, as the case may be, not less frequently than monthly. This centralized process will assist the Board in reviewing and responding to communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication.
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions Policy
The Board has adopted a written Related Party Transactions Policy, which sets forth our policies and procedures for the review, approval, or ratification of any related party transaction required to be reported in our filings with the SEC. The policy applies to any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year in which a related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Related parties for this purpose include trustees, trustee nominees, officers, 5% shareholders, and their immediate family members and certain associated entities.
The Audit Committee must approve any related party transaction subject to this policy before commencement of the transaction. If it is not practicable to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the delegated authority to review any transaction subject to this policy and pre-approve, or ratify, as applicable, any related party transaction in which the aggregate amount involved is expected to be less than $250,000. Related party transactions that are identified as such subsequent to their commencement will promptly be submitted to the Audit Committee or the Chair of the Audit Committee, which will, if they determine it to be appropriate, ratify the transaction. The Audit Committee will annually review all ongoing related party transactions and assess whether they remain appropriate. Under the policy, the Audit Committee or its Chair will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as determined by the Audit Committee or the Chair in good faith.
Related Party Transactions
Since the beginning of 2025, there have been no transactions, and there currently are no proposed transactions, in excess of $120,000 between the Company and a related person, in which the related person had or will have a direct or indirect material interest.

TRUSTEE COMPENSATION
We structure compensation to attract and retain qualified non-management trustees and to further align the interests of non-management trustees with the interests of shareholders. The Compensation Committee reviews non-management trustee compensation trends and a competitive analysis of peer company practices prepared by the independent compensation consultant. The Compensation Committee makes recommendations to the Board of Trustees on compensation for our non-management trustees, including their retainers and annual equity awards.
Under our Policy Regarding Share Ownership and Retention, all non-management trustees are required to own common shares, including shares issued as compensation for Board service, equal to five times the non-management trustees’ annual base cash compensation. All non-management Trustees serving as of December 31, 2025 are positioned to meet or have already exceeded these thresholds.
Trustees who are employees of the Company do not receive any separate compensation or other consideration, direct or indirect, for service as a trustee. During 2025, non-management trustees received the following compensation:

BASE COMPENSATION
Position:	Compensation:
All non-management trustees:	(1) Annual retainer of $50,000;
(2) A restricted stock unit (“RSU”) award for an aggregate number of common shares determined by dividing $85,000 by the average closing price per share for the twenty days immediately prior to the grant date, which will vest if serving on the first anniversary of the grant date. However, if a trustee who had served as a trustee for more than one year retired before the first anniversary of the grant date, the RSU award would be prorated. If a trustee who had less than one year of continuous service departed the Board prior to the first anniversary of the grant date, all such shares would be forfeited. However, if a trustee departure coincides with the regularly scheduled Annual Meeting of Shareholders, which may fall prior to the vesting date of a previous grant, the trustee is entitled to receive all granted shares. Each of these awards were granted under our 2025 Incentive Plan.

ADDITIONAL COMPENSATION
Position:	Compensation:
Chair of the Board:	$50,000 annual retainer and $50,000 in RSUs
Audit Committee Chair:	$20,000 annual retainer
Compensation Committee Chair:	$15,000 annual retainer
Nominating and Governance Committee Chair:	$10,000 annual retainer
Members of the Audit, Compensation, and Nominating and Governance Committees:	$10,000 for Audit committee members $7,500 for Compensation committee members $7,500 for Nominating and Governance committee members

Trustee Compensation Table for 2025
The following table shows the total compensation paid to or earned by the individuals who served as non-management trustees for any part of the year ended December 31, 2025.

Name	Earned or Paid in Cash(1) ($)	Share Awards(2)(3) ($)	Total ($)
John A. Schissel	100,000	139,359	239,359
Jeffrey P. Caira(4)	43,462	—	43,462
Emily Nagle Green	68,448	87,729	156,177
Ola Oyinsan Hixon	57,500	87,729	145,229
Rodney Jones-Tyson	67,843	87,729	155,572
Jay L. Rosenberg	61,291	87,729	149,020
Mary J. Twinem	77,500	87,729	165,229
______________________________________
(1)Includes: (i) annual retainers paid to each trustee and (ii) additional retainers paid to the Board Chair, Committee Chairs, and committee members. Does not include reimbursed expenses.
(2)On June 1, 2025, each non-management trustee was granted 1,446 restricted stock units (“RSUs”) (based on $85,000 divided by the 20-day average closing price of a common share prior to June 1, 2025). Our Board Chair, Mr. Schissel, received an additional 851 RSUs (based on $50,000 divided by the 20-day average closing price of a common share prior to June 1, 2025). These awards will vest in full on June 1, 2026 for those trustees serving on the vesting date. The grant date fair value of the RSUs was $60.67 per RSU.
(3)As of December 31, 2025, each current independent trustee, had 1,446 unvested RSUs, our Board Chair, Mr. Schissel, had an additional 851 unvested RSUs.
(4)Mr. Caira did not stand for re-election at our 2025 Annual Meeting, and therefore his service on our Board ended on May 14, 2025.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists, as of March 20, 2026, the beneficial ownership of our common shares by (1) each of our trustees and nominees for trustee, (2) our named executive officers, and (3) all of our trustees and executive officers as a group. The amounts shown are based on information provided by the individuals named and our records. Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner(1)	Common Shares	Percent of Class (2) of Common Shares As of March 20, 2026
Anne Olson(3) President, Chief Executive Officer & Secretary	33,101	*
Bhairav Patel(3) Executive Vice President & Chief Financial Officer	9,699	*
John A. Schissel Trustee & Chair of the Board	14,398	*
Emily Nagle Green(4) Trustee	7,576	*
Ola Oyinsan Hixon Trustee	1,747	*
Rodney Jones-Tyson Trustee	4,731	*
Jay L. Rosenberg Trustee	1,141	*
Mary J. Twinem Trustee	10,120	*
Trustees and executive officers as a group (8 individuals)	82,513
______________________________________
*    Represents less than 1% of common shares outstanding as of March 20, 2026.
(1)Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person, as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of March 20, 2026.
(2)Percentage of class is based on a total of 16,785,899 common shares outstanding as of March 20, 2026.
(3)Includes right to acquire 5,492 shares by Ms. Olson and 1,831 shares by Mr. Patel within 60 days of March 20, 2026.
(4)Includes 7,122 shares held directly, and 454 shares held indirectly in her spouse’s trust.

The following table identifies each person or group believed by the Company to beneficially own, as of March 20, 2026, more than five percent of the outstanding common shares of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc.(2) 50 Hudson Yards, New York, NY 10001	2,896,719	17.3%
The Vanguard Group(3) 100 Vanguard Blvd, Malvern, PA 19355	2,391,513	14.2%
State Street Corporation(4) 1 Congress Street, Suite 1, Boston, MA 02114-2016	935,068	5.6%
Wellington Management Group LLP(5) 280 Congress Street, Boston, MA 02210	855,861	5.1%
______________________________________
(1)Percentage of class based on 16,785,899 common shares outstanding as of March 20, 2026.
(2)The information was derived solely from the Schedule 13G filed by BlackRock, Inc. on April 29, 2025. BlackRock, Inc. reports sole voting power with respect to 2,846,506 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,896,719 shares, and shared dispositive power with respect to 0 shares.
(3)The information was derived solely from the Schedule 13G filed by The Vanguard Group, Inc. on February 13, 2024. The Vanguard Group, Inc. reports sole voting power with respect to 0 shares, shared voting power with respect to 22,323 shares, sole dispositive power with respect to 2,352,616 shares, and shared dispositive power with respect to 38,897 shares.
(4)The information was derived solely from the Schedule 13G filed by State Street Corporation on February 5, 2025. State Street Corporation reports sole voting power with respect to 0 shares, shared voting power with respect to 790,166 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 935,068 shares.
(5)The information was derived solely from the Schedule 13G filed by Wellington Management Group LLP on February 10, 2026. Wellington Management Group LLP reports sole voting power with respect to 0 shares, shared voting power with respect to 663,500 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 855,861 shares.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers of the Company
Set forth below are the names, ages and titles of each of our executive officers as of April 3, 2026, as well as a summary of their backgrounds and business experience (other than our President, Chief Executive Officer and Secretary, Ms. Olson, whose biography is listed above under “Proposal 1: Election of Trustees—Nominees”).

Name	Age	Title
Anne Olson	49	President, Chief Executive Officer and Secretary
Bhairav Patel	47	Executive Vice President and Chief Financial Officer
Bhairav Patel joined the Company as Executive Vice President on November 8, 2021 and was appointed Chief Financial Officer on January 10, 2022. Mr. Patel is a seasoned real estate finance and investment executive with more than 20 years of finance and accounting experience. He previously served as Executive Vice President of Finance and Accounting for New Senior Investment Group Inc. (“New Senior”). Mr. Patel joined New Senior in January 2019 upon the internalization of the company’s management function and was later appointed its Interim Chief Financial Officer in October 2019, a position in which he served until New Senior was acquired in September 2021 by Ventas. During his tenure at New Senior, he was responsible for overseeing the company’s accounting, finance, treasury and tax functions. Prior to New Senior, he served as Managing Director in Fortress Investment Group’s (“Fortress”) private equity group beginning in March 2016, when he was appointed as the Chief Accounting Officer for New Senior, which was externally managed by Fortress at the time. He received a Bachelor’s degree and a Master’s degree in Commerce from the University of Mumbai (India) and is a Certified Public Accountant (inactive).

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Description of Proposal
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”), this Proposal 2, commonly known as a “say-on-pay” proposal, provides our shareholders the opportunity to express their views on the compensation of our named executive officers by voting, on an advisory basis, on the compensation of the named executive officers, as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies, and practices described in this Proxy Statement. At our 2023 Annual Meeting of Shareholders, a majority of our shareholders voted to hold an annual say-on-pay vote. We intend for the annual say-on-pay vote to continue unless our shareholders vote at our annual meeting in 2029 to approve a different frequency for say-on-pay voting.
Please review the section titled “Compensation Discussion and Analysis” for details regarding our executive compensation program, including the portion titled “Executive Summary and Achievements for 2025” and “2025 Compensation Summary,” which summarizes significant components of our executive compensation program and actions taken by the Compensation Committee.
The Company is asking its shareholders to indicate their support for the named executive officers’ compensation as described in this Proxy Statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution:
“RESOLVED, that our shareholders hereby approve, on an advisory basis, the compensation of our named executive officers as disclosed in our Proxy Statement for the 2026 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission (Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”
As provided by the Dodd-Frank Act, the say-on-pay vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the shareholders, and to the extent there are a significant number of votes against the compensation of the named executive officers as disclosed in this Proxy Statement, the Board and Compensation Committee will consider the shareholders’ concerns and evaluate how to address those concerns.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to approve on an advisory basis the compensation of the named executive officers as disclosed in this Proxy Statement.
Vote Recommended
The Board recommends that shareholders vote on an advisory basis FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals, collectively referred to as the “named executive officers” or the “NEOs”:
•Anne M. Olson, President and Chief Executive Officer since March 31, 2023, and Secretary since April 30, 2017.
•Bhairav Patel, Executive Vice President since November 8, 2021, and Chief Financial Officer since January 10, 2022.
The Company did not have any other executive officers during 2025.
Executive Summary and Achievements for 2025
Highlights. For the year ended December 31, 2025, our highlights included the following:
•Net Income was $1.02 per diluted share for the year ended December 31, 2025, compared to Net Loss of $1.27 per diluted share for the year ended December 31, 2024;
•Core funds from operations (“CFFO”) per diluted share, a non-GAAP measure, increased 1.0% to $4.93 from $4.88 per diluted share;
•Adjusted EBITDA margin was 50.32%, compared to Adjusted EBITDA margin of 49.74% for the year ended December 31, 2024;
•Operating income increased to $64.5 million for the year ended December 31, 2025 compared to $20.5 million for the prior year; and
•Same-store year-over-year net operating income growth of 3.5% driven by same-store revenue growth of 2.4%.
Acquisitions and Dispositions. During the year ended December 31, 2025, we completed the following transactions in furtherance of our strategic plan:
•Disposed of twelve non-core apartment communities and one corporate office building for an aggregate sales price of $215.5 million;
•Acquired Railway Flats in Loveland, Colorado, an apartment community consisting of 420 homes for an aggregate purchase price of $132.2 million, which included the assumption of $76.5 million in mortgage debt; and
•Acquired Sugarmont, our first apartment community in Salt Lake City, Utah, consisting of 341 homes for an aggregate purchase price of $149.0 million.
Financing Transactions. During the year ended December 31, 2025, we completed the following financing transaction:
•Repurchased 62,973 shares at an average price of $54.86 per share, including commissions.
Core FFO, Same-Store NOI Growth and Adjusted EBITDA margin are non-GAAP measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to Appendix A.
2025 Compensation Summary
The primary goal of our executive compensation program is to attract and retain highly qualified and experienced executive talent and align the interests of the executive officers with those of our shareholders. Below is a summary of the key attributes that define our executive compensation program approved for 2025.

•A significant portion of each executive officer’s total compensation is at-risk and based on operating and share price performance.
•The 2025 short-term incentive program (the “2025 STIP”) included the following metrics, each of which is tied to our business plan:
•Under the 2025 long-term incentive program (the “2025 LTIP”), each executive officer received the following mix of equity grants:
•The 2025 LTIP time-based restricted share unit (“RSU(s)”) awards vest ratably over three years, beginning January 1, 2026 (which first vesting was accelerated to December 26, 2025).
•The 2025 LTIP performance-based RSU awards are earned based on our total shareholder return relative to the FTSE Nareit Equity Index over a three-year performance period ending December 31, 2027.
•Neither the STIP nor the LTIP provide for guaranteed minimum payouts.

•Annual salary increases are not guaranteed but are determined in the Compensation Committee’s discretion based on performance and other relevant factors.
•Change in control severance benefits are payable solely upon a double-trigger event (i.e., severance benefits are payable only upon an executive’s termination by us without cause or termination by the executive for good reason following a change of control) and require the executives to satisfy certain conditions for payment.

•Executive officers are subject to governance policies that help to mitigate risks associated with our compensation program and align the interests of the executive officers with those of our shareholders. These policies include a mandatory clawback policy, a share ownership and retention policy, a policy prohibiting hedging and pledging of the Company’s securities, and certain other Company policies described in the “Company Policies” section of this Compensation Discussion and Analysis.
Executive Compensation Philosophy
The Board believes that our compensation program for executive officers should:
•attract and retain highly qualified executives;
•motivate these executives to improve our financial position and increase shareholder value on an annual and long-term basis;
•target “total compensation” reflective of our relative size compared to peers;
•promote management accountability for financial and operational performance;
•provide a total compensation pay mix that includes base salary, and both cash and equity incentive components; and
•promote teamwork and cooperation within the management group and throughout the Company.
The Compensation Committee applied this philosophy in establishing each of the elements of the executive compensation program for 2025. The Compensation Committee’s goal was to align executive compensation with measurable performance and to compare executive compensation with peers and industry-specific market data in order to design an executive compensation program that would attract and retain talented executives, provide incentives to executives to achieve certain performance targets, and link executive compensation to shareholder results by rewarding competitive and superior performance.
Role of the Compensation Committee and Compensation Consultant in Setting Executive Compensation
The Compensation Committee meets in executive session without management present to discuss various compensation matters, including the compensation of the Chief Executive Officer. In addition, the Compensation Committee annually reviews all elements of executive compensation and benefit programs for reasonableness and cost-effectiveness.
The Compensation Committee engaged Ferguson Partners Consulting L.P. (“Ferguson”) as an independent consultant to advise the Compensation Committee on executive compensation matters during 2025. Ferguson performed no other services for the Company during 2025. Meridian Compensation Partners, LLC (“Meridian”) has advised us on executive compensation matters in prior years. In May 2025, Ferguson assisted the Compensation Committee in the development of an appropriate peer group and conducted an analysis and peer comparison of total compensation for each named executive officer. Ferguson was engaged directly by the Compensation Committee, although it periodically interacted with management to gather relevant data. Since the time of its engagement, the Compensation Committee has annually assessed Ferguson’s independence in accordance with the listing standards of the NYSE. Based on information from Ferguson and the confirmation of each of the trustees and executive officers that no business or personal relationships with Ferguson exist, the Compensation Committee concluded that Ferguson was independent from the Company and that Ferguson’s work did not raise any conflicts of interest.

Role of Management and Compensation Consultant in Executive Compensation Decisions
During 2025, management was involved in the following executive compensation processes:
•The executive officers, as requested by the Compensation Committee, developed and oversaw the creation of written background and supporting materials on compensation for distribution to the Compensation Committee prior to its meetings; and
•Ferguson provided the Compensation Committee with comments and recommendations regarding salary levels, salary increases, and long-term incentive plans for members of management, including the named executive officers, and our Chief Executive Officer provided recommendations for members of management other than herself.
Executive Compensation Peer Group
In 2023, the Compensation Committee, with the assistance of Meridian, determined the below peer group (“Peer Group”), which was used as a benchmark for 2025 executive compensation:

•American Assets Trust Inc.	•Apartment Investment and Management Company	•Apartment Income REIT Corp.*

•Armada Hoffler Properties, Inc.	•BRT Apartments Corp.	•Clipper Realty, Inc.

•EastGroup Properties, Inc.	•Elme Communities	•Four Corners Property Trust, Inc.

•Independence Realty Trust, Inc.	•NexPoint Residential Trust, Inc.	•UMH Properties, Inc.

•Veris Residential, Inc.	•Whitestone REIT

* Apartment Income REIT Corp. was removed from Peer Group in June 2024, when it was acquired by Blackstone.
In May 2025, the Compensation Committee, with the assistance of Ferguson, amended the peer group for benchmarking against public REITs based on similar asset focus, size in terms of assets and revenue, and geographic location as the Company. Based on these criteria, the Compensation Committee approved the below peer group, which will be used to determine 2026 executive compensation:

•American Assets Trust Inc.	•Apartment Investment and Management Company	•Armada Hoffler Properties, Inc.

•BRT Apartments Corp.	•CBL & Associates Properties, Inc.	•Clipper Realty, Inc.

•CTO Realty Growth, Inc.	•Elme Communities	•Four Corners Property Trust, Inc.

•Global Medical REIT Inc.	•Independence Realty Trust, Inc.	•SmartStop Self Storage REIT, Inc.

•UMH Properties, Inc.	•Veris Residential, Inc.	•Whitestone REIT

Determination of Compensation for Named Executive Officers
The key factors the Compensation Committee considered in setting or approving the compensation for the named executive officers are discussed below and include the nature, scope, and level of their respective responsibilities and their individual contribution to our operational and financial results. These factors were considered as a whole, and no one factor was determinative of an executive’s compensation. Additionally, in the case of named executive officers other than the CEO, the Compensation Committee considered the recommendations of the CEO.
Components of the Executive Compensation Program
The primary elements of our executive compensation program are:
•base salary;
•short-term incentives;
•long-term incentives;
•health and retirement programs; and
•executive benefits and perquisites.
Base Salary
Base salaries for the named executive officers are designed to compensate such individuals for their sustained performance. The Compensation Committee considered the following factors in establishing 2025 base salaries of each named executive officer: (i) the responsibilities and experience of the particular individual; (ii) the appropriate mix between fixed compensation and incentive compensation; (iii) market data derived from the Peer Group for comparable positions; (iv) internal equity among executive officers; (v) individual and our performance; and (vi) cost to us. Based on consideration of these factors, the Compensation Committee approved the following annual base salaries for its executive officers:

Officer	2024	2025	% Increase
Anne Olson	$575,000	$600,000	4%
Bhairav Patel	$400,000	$416,000	4%
Short-Term Incentive Awards (STIP)
The objective of the STIP is to incentivize our named executive officers to achieve performance goals relating to key financial and operational measures and individual strategic measures, each of which help to drive business results and shareholder value.
Under the STIP, our named executive officers are provided the opportunity to earn cash awards, based on the degree of attaining specified performance goals over a one-year performance period beginning on the first day of the fiscal year. The executive officers must be employed by us on the last day of the performance period, December 31, 2025, to receive any earned cash award.
Target 2025 STIP Opportunity
The Compensation Committee set each named executive officer’s target 2025 STIP awards (expressed as a percentage of the named executive officer’s base salary) after taking into account the following factors: (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among executive officers; (iv) individual and company performance; and (v) cost to us. The table below shows each named executive officer’s target 2025 STIP:

Target 2025 STIP Expressed as a Percentage of Base Salary
Ms. Olson	100%
Mr. Patel	100%
Each named executive officer could earn between 50% and 200% of the named executive officer’s target 2025 STIP based on achieved performance (50% for threshold; 100% for target; 200% for maximum achievement). However, if threshold performance was not achieved with respect to a specific performance goal, no STIP award would be earned for that performance goal.
2025 STIP Performance Measures and Related Weighting
The table below shows the Compensation Committee-selected performance measures for the 2025 STIP and each of their relative weights:

Percentage of 2025 STIP
Core FFO Per Share	30%
Same-Store NOI Growth	30%
Adjusted EBITDA Margin	20%
Strategic Goals	20%
If achievement of an objective performance goal (i.e., Core FFO, Same-Store NOI Growth, and Adjusted EBITDA Margin) falls between the threshold and target performance levels or between target and maximum performance levels, the portion of the award that vests will be determined by linear interpolation. Core FFO, same-store NOI growth, adjusted EBITDA margin were calculated, and the strategic goals were determined as provided below. Core FFO, Same Store NOI Growth and Adjusted EBITDA Margin are non-GAAP measures.
2025 STIP Performance Goals
The independent trustees approved each of the 2025 STIP performance goals which began January 1, 2025, considering input from the full Board of Trustees and the Chief Executive Officer. These performance goals and related payout opportunities are described below.
Core FFO
FFO, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is equal to a REIT’s net income or loss calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains or losses from sales of certain real estate assets, and impairment write-downs of certain real estate assets and investments and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and similar adjustments for partially owned consolidated real estate entities. The portion of the 2025 STIP based on Core FFO (“FFO”) was computed by calculating our FFO for 2025 and then adjusting that number to:
•exclude the following items: (i) non-cash casualty gain or loss; (ii) certain non-cash amortization costs; (iii) legal and other costs related to strategic review; (iv) loss of extinguishment of debt; (v) 2025 STIP costs above target; and (vi) other miscellaneous items.
The Compensation Committee selected Core FFO because growth of Core FFO is a primary driver of shareholder value over a multi-year period and is a common measure used in the REIT industry. The table below shows the 2025 Core FFO goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	$4.77	50%
Target	$4.88 - $4.90	100%
Maximum	$5.06	200%
Same-Store NOI Growth
Same-store NOI growth is a key financial metric for the Company that measures the Company’s ability to increase the revenue and manage expenses relative to the prior year’s performance within a pool of same-store assets.
NOI refers to total real estate revenues less property operating expenses, including real estate tax expense. Same-store is a term that refers to apartment communities that are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Same-store NOI growth for the 2025 STIP was calculated as the increase of current year same-store NOI over prior year same-store NOI.
Our same-store NOI growth goals were based on the low-end, mid-point, and high-end of our disclosed guidance. The table below shows the 2025 Same Store NOI growth goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	0.80%	50%
Target	1.95% - 2.15%	100%
Maximum	3.60%	200%
Adjusted EBITDA Margin
Adjusted EBITDA margin is a key financial metric for the Company that measures the relative strength of the Company’s balance sheet and its ability to service debt and provide distributable cash to shareholders.
Adjusted EBITDA refers to earnings before interest, taxes, depreciation, and amortization, which is adjusted to exclude the following items: (i) gain or loss on sale of real estate and other investments; (ii) impairment of real estate investments; (iii) gain or loss on extinguishment of debt; (iv) non-cash casualty gain or loss (v) legal and other costs related to strategic review; (vi) certain non-cash amortization; and (vii) other adjustments for non-routine items. Adjusted EBITDA margin is defined as adjusted EBITDA divided by total real estate revenues. Adjusted EBITDA margin measures the ratio of revenue that remains available to service debt, pay for capital investments, and cover dividends after satisfying operating expenses, general and administrative expenses, property management expenses, and other expenses or losses required for our day-to-day operations.
The table below shows the 2025 Adjusted EBITDA Margin goals and related payout opportunities (expressed as a percentage of target):

	Performance Metric	Achievement Level (% of Target Earned)
Threshold	48.92%	50%
Target	49.67% - 49.92%	100%
Maximum	50.92%	200%
Strategic Goals
The Compensation Committee established strategic performance goals for 2025 for each of our named executive officers.

In evaluating the performance against the strategic performance goals, the Compensation Committee and the independent trustees considered, among other factors, the named executive officers’ performance in advancing acquisition and disposition activity, team engagement results and communication with the Board.
Following the performance period (calendar year 2025), the Compensation Committee analyzed each NEO’s performance and determined the level of achievement against each strategic goal.
Achieved 2025 STIP Performance and Payouts
The table below summarizes the total 2025 STIP payout earned by the named executive officers for the year ended December 31, 2025.

Name	Core FFO(1)	NOI Growth(2)	Adjusted EBITDA Margin(3)	Strategic Goals(4)	Total Payout	% of Target
Anne Olson	$326,250	$350,069	$240,000	$180,000	$1,096,319	182.7%
Bhairav Patel	$226,200	$242,714	$166,400	$124,800	$760,114	182.7%
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(1)We generated Core FFO of $5.03 per diluted share during the year ended December 31, 2025, with a 181.25% payout.
(2)Our same-store NOI growth was 3.52% for the year ended December 31, 2025, with a 194.48% payout.
(3)Our adjusted EBITDA margin was 50.98% for the year ended December 31, 2025, with a 200% payout.
(4)With respect to the strategic goals, based on a number of factors including the achievement of individual qualitative objectives, the Compensation Committee, with the approval of the independent trustees, determined that (a) Ms. Olson earned a payout of 150%, and (b) Mr. Patel earned a payout of 150%.
Long-Term Incentive Awards (LTIP)
The objective of the long-term incentive plan is to align the interests of our named executive officers with those of our shareholders by linking long-term pay to key performance metrics and share price. In addition, the long-term incentive plan helps to promote retention of our named executive officers through multi-year vesting requirements.
2025 Target LTIP Value and Equity Mix
In December 2024, upon the recommendation of the Compensation Committee, the independent trustees approved the following 2025 Target LTIP Value and equity mix for each NEO:

Name	2025 Target LTIP Value ($)	Time-Based RSUs (#)	Performance Based RSUs (#)
Anne Olson	1,200,000	8,814	8,814
Bhairav Patel	416,000	3,056	3,056
The Compensation Committee considered the following factors in establishing 2025 LTIP target value for each executive officer: (i) the appropriate mix between fixed compensation and incentive compensation; (ii) market data derived from the Peer Group for comparable positions; (iii) internal equity among named executive officers; (iv) individual and our performance; and (v) cost to us.
2025 Time-Based RSUs
Time-based RSUs comprised 50% of each named executive officer’s 2025 Target LTIP Value. The RSUs vest in equal installments on January 1, 2026 (which vesting was accelerated to December 26, 2025), January 1, 2027, and January 1, 2028, subject to the named executive officer remaining in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If a named executive officer’s employment is terminated due to death or disability before the last vesting date, then any RSUs that remain unvested will vest in full as of the date of such termination. Upon vesting, each then-vested RSU is settled and paid in the form of common share.

2025 Performance-Based RSUs
Performance-based RSUs comprised 50% of each named executive officer’s 2025 Target LTIP Value. The Performance-based RSUs are earned based on our TSR relative to the TSR of each of the constituent members of the FTSE Nareit Equity Index measured over the three-year performance period ending December 31, 2027, as provided in the table below:

	Company’s TSR Percentile Rank at the end of Performance Period	Number of Performance-Based RSUs Earned
Below Threshold	Below 25th percentile	None
Threshold	25th percentile	50% of Performance-Based Target Shares
Target	50th percentile	100% of Performance-Based Target Shares
Maximum	75th percentile	200% of Performance-Based Target Shares
If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares.
If the named executive officer remains in the continuous employ of the Company or an affiliate from the date of grant until the last day of the measurement period, then the earned performance-based RSUs will fully vest at the end of the measurement period and will be paid in a like number of our common shares in the first quarter of 2028.
By including nearly all U.S. REITs, we believe that the FTSE Nareit Equity Index provides an appropriate index against which to measure our share performance.
Status of LTIP Award Programs

LTIP Performance Period	2022	2023	2024	2025	Status
2022 LTIP	100% Complete				Below Threshold (0% payout)
2023 LTIP		100% Complete			Above Target (183.2% payout)(1)
2024 LTIP			67% Complete		Tracking Above Target(2)
2025 LTIP				33% Complete	Tracking Above Target(2)
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(1)Achievement level calculated as of December 31, 2025. For the measurement period, the Company’s TSR was at the 70.8 percentile of the Index, resulting in a payout at 183.2% of target.
(2)The performance period for these awards remains open and the payout percentage has not been determined. The total payout amount with respect to the 2024 and 2025 performance-based RSUs will be determined at the end of the 3-year measurement period which is December 31, 2026 and December 31, 2027, respectively.
Health, Retirement and Other Benefits
In an effort to attract, retain and fairly compensate talented employees, we offer a comprehensive total rewards package that includes a generous 401(k)-retirement plan, as well as health, dental, life insurance, and short- and long-term disability plans. These benefits are provided as part of our broad-based employee benefits program, and are generally available to all eligible employees. None of these plans are offered to our named executive officers on an exclusive basis or on terms different from those available to other eligible employees.
401(k) Plan
We sponsor a defined contribution 401(k) retirement plan. Employees aged 18 and over are eligible to participate, with the exception of collectively bargained employees, non-resident alien employees, and temporary or seasonal employees. Eligible employees may enroll in the 401(k) plan following 90 days of employment and become eligible for the employer matching contribution at that time. Participants may contribute up to maximum annual limits established by the IRS. We currently provide a dollar-for-dollar match on employee contributions, up to 5% of each participating employee’s eligible wages.
Executive Perquisites
In 2025, we provided limited perquisites to our named executive officers, which included the following: cell phone, data plan, and paid parking contracts. We provide perquisites to retain executive talent. The total value of all perquisites received by any of the named executive officers in 2025 was less than $5,000.
Say-On-Pay Results and Consideration
Say-On-Pay Voting Results for the Year ended December 31, 2025
At our 2025 Annual Meeting of Shareholders, we held an advisory vote on our 2024 executive compensation program, and approximately 96.05% of the votes cast approved the program. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating our executive compensation programs as discussed in this Proxy Statement, including its desire to continue to enhance the alignment of our named executive officers’ interests with those of our shareholders.
While each of these factors (among other things) informed the Compensation Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not implement any changes to our executive compensation programs as a result of the shareholder advisory vote.
Say-On-Frequency Voting Results
At our 2023 Annual Meeting of Shareholders, a majority of the Company’s shareholders voted to hold an advisory vote on executive compensation every year. The Board considered the voting results on that proposal and adopted a policy providing for an annual advisory shareholder vote on our executive compensation. The next required “say-on-frequency” advisory vote will occur at our 2029 Annual Meeting of Shareholders.
Employment Agreements
Anne Olson
Effective as of March 31, 2023, the Company entered into an Employment Agreement with Ms. Anne Olson to serve as President and Chief Executive Officer. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments in case of termination of employment by the Company without cause (which shall include cases of Ms. Olson’s disability or death as may be applicable), or by Ms. Olson for good reason, and such termination is not related to a change in control. Such severance payments shall include:
•a lump-sum total gross amount of two times Ms. Olson’s then current Base Salary, plus two times     her current target annual bonus under STIP, plus her pro-rated current year target annual bonus under STIP for the year her employment terminates;
•a gross payment equal to the premium cost of 18 months of Ms. Olson’s monthly premium for the cost of benefit continuation for health benefits (i.e., medical, dental, and vision);
•up to $10,000 in outplacement assistance, to be supplied to Ms. Olson by a professional and commercially recognized outplacement assistance provider selected by Ms. Olson, with costs being directly billed to the Company;
•Ms. Olson’s unvested time-based equity awards and performance-based equity awards will vest, as applicable, according to the Amended and Restated 2015 Incentive Plan and Centerspace 2025 Incentive Plan (or other duly adopted equity plan), as amended from time to time;

•Options to purchase our common shares granted to Ms. Olson under the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan) will become exercisable, in whole or in part, for the shares that remain subject to the option, as of the date Ms. Olson’s employment terminates and will remain exercisable until the expiration date of the option (three months from the termination date).
Bhairav Patel
Effective as of February 20, 2024, the Company entered into an Employment Agreement with Mr. Bhairav Patel, Executive Vice President and Chief Financial Officer. The Employment Agreement is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments in case of termination of employment by the Company without cause (which shall include cases of Mr. Patel’s disability or death as may be applicable), or by Mr. Patel for good reason, and such termination is not related to a change in control. Such severance payments shall include:
•a lump-sum total gross amount of one times Mr. Patel’s then current Base Salary, plus one times his current target annual bonus under STIP, plus his pro-rated current year target annual bonus under STIP for the year his employment terminates;
•a gross payment equal to the premium cost of 18 months of Mr. Patel’s monthly premium for the cost of benefit continuation for health benefits (i.e., medical, dental, and vision);
•up to $10,000 in outplacement assistance, to be supplied to Mr. Patel by a professional and commercially recognized outplacement assistance provider selected by Mr. Patel, with costs being directly billed to the Company;
•Mr. Patel’s unvested time-based equity awards and performance-based equity awards will vest, as applicable, according to the Amended and Restated 2015 Incentive Plan and Centerspace 2025 Incentive Plan (or other duly adopted equity plan), as amended from time to time;
•Options to purchase our common shares granted to Mr. Patel under the Amended and Restated 2015 Incentive Plan (or other duly adopted equity plan) will become exercisable, in whole or in part, for the shares that remain subject to the option, as of the date Mr. Patel’s employment terminates and will remain exercisable until the expiration date of the option (three months from the termination date).
Company Policies
Clawback Policy
Effective October 2, 2023, the Compensation Committee adopted a mandatory compensation recovery policy that is applicable to our current and former officers, as defined under Rule 16a-1(f) of the Exchange Act, which complies with Section 10D of the Exchange Act and Nasdaq listing standards (the “Mandatory Recovery Policy”). The Mandatory Recovery Policy requires us to recover from current and former executive officers certain incentive-based compensation that is erroneously paid in connection with accounting restatements (subject to certain narrow exceptions) for which payment or vesting is or was predicated upon the achievement of specified financial results that are impacted by the financial restatement. The amount of compensation that may be impacted by this policy is the difference between the amount paid or granted, and the amount that should have been paid or granted, if calculated on the updated financial statements. Our right to recover erroneously paid incentive-based compensation is not predicated on whether a covered officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the accounting restatement. This policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In addition to the Mandatory Recovery Policy, we continue to maintain our existing Executive Incentive Compensation Recoupment Policy (“Recoupment Policy”). This policy applies to our named executive officers and senior vice presidents.
In the event we restate our financial statements due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws, an employee covered by the Recoupment Policy may, at the discretion of the Board, be required to reimburse or forfeit any incentive compensation received if such employee engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to such restatement. The amount to be reimbursed or forfeited will be equal to the excess of (i) the amount of the incentive compensation paid or awarded to such employee over (ii) the amount of incentive compensation that would have been paid to the employee based on restated results, as determined by the Board in its sole discretion.
The Board will also determine the method for recouping such excess amounts, which may include: (1) requiring reimbursement of cash incentive compensation previously paid to the person; (2) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the person; (4) canceling outstanding vested or unvested equity awards made to the person; and/or (5) taking any other remedial and recovery action permitted by law. We will not indemnify any covered executive from the reimbursement or forfeiture of incentive compensation sought or obtained pursuant to the Recoupment Policy.
The Board has the sole discretion to decide whether it is appropriate to recoup the pre- or post-tax incentive compensation amount based on the person’s circumstances.
Change in Control Severance Agreements
The Company has entered into “double-trigger” Change in Control Severance Agreements with Ms. Olson and Mr. Patel. The Company believes it is important to provide such officers assurances regarding the benefits that will be payable if a change in control occurs (first trigger) and their employment with the Company and its affiliates is terminated without cause by the Company or terminated by the officer for good reason, as such terms are defined in the agreements (second trigger). Additional information regarding the terms of these Severance Agreements is described below under “Executive Compensation — Potential Payments Upon Termination or Change in Control.”
Share Ownership and Retention
Our named executive officers are subject to our Policy Regarding Share Ownership and Retention. This policy requires that, within five years of the officer’s hire date or promotion to a covered position, the officer owns common shares equal to the following:

Position	Value of Shares
Chief Executive Officer	5x annual base salary
Chief Financial Officer & any other Executive Vice President	2x annual base salary
The value of the shares owned by a participant is calculated as the number of shares owned multiplied by the greater of (i) the closing per-share price on the most recent trading date prior to the date of the determination, or (ii) the average closing per-share price during the one-year trading period ending on the most recent trading date prior to the date of the determination.
Additionally, each named executive officer is required to retain an amount equal to 60% of the Net Shares received as a result of any equity awards we grant to the executive officer until the earlier of the time that (a) the applicable Ownership Guideline is reached, (b) the executive officer is no longer employed by us, or (c) the executive officer otherwise ceases to be an executive officer. “Net Shares” are those vested shares that remain after shares are sold or withheld, as the case may be, to pay any applicable exercise price for the award and to satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award.
Hedging and Pledging of Company Securities
We have adopted a Policy Regarding Hedging and Pledging of Securities. Under this policy, our named executive officers are prohibited from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in our securities or through the use of financial instruments designed for such purpose; and/or (2) pledging our securities as collateral for a loan, including without limitation through the use of traditional margin accounts with a broker.

Insider Trading Policy

We have adopted an insider trading policy (the “Insider Trading Policy”) that prohibits our trustees, officers, employees, and certain of our consultants and contractors, as well as their respective family members, from purchasing, selling, or otherwise transacting in our securities while in possession of material nonpublic information and the securities of other companies while in possession of material nonpublic information learned during the course of such covered person’s employment or association with Centerspace. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules, regulations, and NYSE listing standards. It generally (i) prohibits insider trading by any covered person, (ii) imposes heightened requirements (including blackout periods) for certain restricted persons, and (iii) imposes special reporting obligations for our directors and executive officers. The Insider Trading Policy filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and is posted on our website at ir.centerspacehomes.com under “Corporate Overview — Corporate Governance.”
Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee of the Board:
Rodney Jones-Tyson (Chair)
Ola Oyinsan Hixon
Mary J. Twinem

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below summarizes the total compensation paid to or earned by the named executive officers for the years ended December 31, 2025, 2024 and 2023. For a narrative discussion of the compensation determinations that were made for 2025, please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Name and Principal Position	Year	Salary ($)	LTIP Share Awards (1) ($)	Stock Option Awards ($)	STIP Incentive Cash Compensation (2) ($)	All Other Compensation (3)(4)(5) ($)	Total ($)
Anne Olson(6)(7)	2025	600,000	1,391,378	—	1,096,319	17,500	3,105,197
President, Chief Executive Officer	2024	575,000	1,406,599	—	993,490	17,250	2,992,339
and Secretary	2023	432,256	883,224	125,207	652,500	116,500	2,209,687

Bhairav Patel(8)	2025	416,000	482,420	—	760,114	17,500	1,676,034
Executive Vice President and Chief	2024	400,000	489,270	—	691,124	34,948	1,615,342
Financial Officer	2023	360,500	494,921	73,878	522,725	155,312	1,607,336
______________________________________
(1)The amounts included in this column represent the full grant date fair value, computed in accordance with ASC Topic 718, of restricted stock units or stock options awarded under the 2025 LTIP awards. The time-based RSUs were granted on January 1, 2025, except as noted in footnotes 6 and 7. Each applicable officer received two LTIP awards on the applicable grant date: (i) time-based RSUs which vest ratably over a three-year period provided the recipient is still employed with the Company (“time-based LTIP award”); and (ii) performance-based RSUs which vest based on achieving certain performance goals at the end of the performance period, or December 31, 2027, provided that the recipient is still employed with the Company (“performance-based LTIP award”). See the “Long-Term Incentive Awards - 2025 LTIP” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(2)The amounts included in this column represent the cash awards earned under the referenced year pursuant to our STIP, based on the period performance. 85% of the 2025 STIP was accelerated and paid on December 26, 2025 with the remaining award paid following the end of the year. The 2023 and 2024 STIP awards were paid following the end of the applicable year. See the “Short-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(3)Consists of Company 401(k) contributions.
(4)Consists of $38,812 and $17,698 in commuting expenses for Mr. Patel’s travel to Minnesota in 2023 and 2024 respectively.
(5)Includes cash retention bonuses to Anne Olson and Bhairav Patel in 2023.
(6)On March 31, 2023, Anne Olson was appointed as President, CEO and Executive Trustee of the Company.
(7)On March 31, 2023, Ms. Olson received a one-time, time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. The award vests in full on the third anniversary of the grant date.
(8)On March 31, 2023, Mr. Patel received a one-time, time-based LTIP award. The amount of this award reflects the full grant date fair value, computed in accordance with ASC Topic 718. One-third of the awarded shares vested on the second anniversary of the grant date, and the remaining two-thirds vest on the third anniversary of the grant date.
The charts set forth below show the percentages of compensation paid to the named executive officers in 2025 for base salary, LTIP share and stock option awards, STIP cash compensation, and all other compensation.

Grants of Plan-Based Awards
The following table presents information regarding share awards and incentive cash compensation granted to the named executive officers for performance during 2025 under our Amended and Restated 2015 Incentive Plan.

Name	Type of Award	Grant Date	Estimated Future Payouts under Non-Equity Incentive Awards(1)			Estimated Future Payouts under Equity Incentive Awards(2)			All Other Share Awards: No. of Shares(3)	Grant Date Fair Value ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anne Olson	STIP	3/7/2025	300,000	600,000	1,200,000	—	—	—	—	—
	Time-Based RSUs	1/1/2025	—	—	—	—	—	—	8,814	583,046
	Performance-based RSUs	1/1/2025	—	—	—	4,407	8,814	17,628	—	808,332
Bhairav Patel	STIP	3/7/2025	208,000	416,000	832,000	—	—	—	—	—
	Time-Based RSUs	1/1/2025	—	—	—	—	—	—	3,056	202,154
	Performance-based RSUs	1/1/2025	—	—	—	1,528	3,056	6,112	—	280,266
______________________________________
(1)STIP awards for 2025 Performance: Includes the potential range of 2025 STIP cash awards as described in the Compensation Discussion and Analysis section of this Proxy Statement. The actual amount earned for 2025 performance is reported under the “STIP Incentive Cash Compensation” column in the Summary Compensation Table.
(2)Performance-based LTIP awards were granted on January 1, 2025, which vest based on achieving certain performance goals at the end of the performance period, or December 31, 2027, provided that the recipient is still employed with the Company. See the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(3)Time-based LTIP awards granted on January 1, 2025, which vest ratably on each January 1, 2026, 2027, and 2028, provided that the recipient is still employed with the Company. The award that was scheduled to vest on January 1, 2026 was accelerated to December 26, 2025 and is included in this column. See the “Long-Term Incentive Awards” section of the Compensation Discussion and Analysis section of this Proxy Statement for more information.
(4)The amounts included in this column represent the grant date fair value assuming target performance, computed in accordance with ASC Topic 718, of shares awarded under the Amended and Restated 2015 Incentive Plan.

Outstanding Equity Awards on December 31, 2025
The following table presents information regarding share awards granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which were outstanding on December 31, 2025 but had not yet been earned or vested. See “Grants of Plan-Based Awards Table” for more information.

			Option awards				Stock Awards
Name	Grant Date		Unexercised exercisable options	Unexercised unexercisable options(1)	Option Exercise ($)	Option Expiration date	# of shares not vested (RSUs)(3)	Market value of shares that have not vested($) (2)	Number of unearned shares that have not vested (PSUs) (4)	Market value of unearned shares that have not vested($) (2)
Anne Olson	1/1/2023		5,647	5,647	58.67	1/1/2033	—	—	—	—
	1/1/2022		5,643	1,882	110.90	1/1/2032	—	—	—	—
	1/1/2021		11,024	—	70.64	1/1/2031	—	—	—	—
	5/21/2020		32,215	—	66.36	5/21/2030	—	—	—	—
	1/1/2025		—	—	—	—	—	—	8,814	588,070
	1/1/2024		—	—	—	—	—	—	10,134	676,140
	1/1/2025	(5)	—	—	—	—	5,876	392,047	—	—
	1/1/2024	(5)	—	—	—	—	3,378	225,380	—	—
	3/31/2023		—	—	—	—	5,492	366,426	—	—
Bhairav Patel	1/1/2023		3,332	3,332	58.67	1/1/2033	—	—	—	—
	1/1/2022		3,249	1,083	110.90	1/1/2032	—	—	—	—
	1/1/2025		—	—	—	—	—	—	3,056	203,896
	1/1/2024		—	—	—	—	—	—	3,525	235,188
	1/1/2025	(5)	—	—	—	—	2,038	135,975
	1/1/2024	(5)	—	—	—	—	1,175	78,396	—	—
	3/31/2023		—	—	—	—	1,831	122,164	—	—
______________________________________
(1)Represents stock option awards which vest ratably over four years after the grant date.
(2)Based on the closing market price per common share on December 31, 2025, which was $66.72.
(3)Time-based LTIP awards which vest ratably over three years after the grant date, except time-based LTIP awards granted on March 31, 2023. The time-based LTIP awards granted on March 31, 2023 to Ms. Olson vest in full on March 31, 2026. One-third of the time-based LTIP awards granted on March 31, 2023 to Mr. Patel vested on March 31, 2025 and the remaining two-thirds vest on March 31, 2026.
(4)Performance-based LTIP awards which vest based on achieving certain performance goals at the end of the three-year performance period. The number of shares and market value of unearned shares for such awards are based on the target number of shares under the award.
(5)One-third of the time-based LTIP award has been excluded from this table because it was accelerated to vest on December 26, 2025, instead of the originally scheduled vest date of January 1, 2026.

Options Exercised and Shares Vested
The following table presents information regarding share awards and RSUs granted to each of the named executive officers under the Amended and Restated 2015 Incentive Plan which vested during 2025. There were no options exercised during the year ended December 31, 2025. All shares were or became fully vested and unrestricted on December 31, 2025.

Name	Grant Date	Vest Date	Share Awards
			Number of Shares Acquired on Vesting (#)		Value Realized on Vesting(1) ($)
Anne Olson	1/1/2022	1/1/2025	374	(2)	24,740
	1/1/2023	1/1/2025	1,007	(3)	66,613
	1/1/2024	1/1/2025	3,378	(4)	223,455
	1/1/2023	12/26/2025	1,008	(3)(8)	67,748
	1/1/2024	12/26/2025	3,378	(4)(8)	227,035
	1/1/2025	12/26/2025	2,938	(5)(8)	197,463
	1/1/2023	12/26/2025	9,227	(6)	616,598
	Total		21,310		1,423,652
Bhairav Patel	1/1/2022	1/1/2025	215	(2)	14,222
	1/1/2022	1/1/2025	461	(2)	30,495
	1/1/2023	1/1/2025	594	(3)	39,293
	1/1/2024	1/1/2025	1,175	(4)	77,726
	3/31/2023	3/31/2025	915	(7)	59,246
	1/1/2023	12/26/2025	595	(3)(8)	39,990
	1/1/2024	12/26/2025	1,175	(4)(8)	78,972
	1/1/2025	12/26/2025	1,018	(5)(8)	68,420
	1/1/2023	12/26/2025	5,444	(6)	363,796
	Total		11,592		772,160
______________________________________
(1)Value realized equals the closing price of our common shares on the vesting date multiplied the number of shares vested.
(2)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2022.
(3)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2023.
(4)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2024.
(5)These shares consist of one-third of the time-based LTIP awards granted on January 1, 2025.
(6)These shares consist of performance-based LTIP awards granted on January 1, 2023 based on the Company’s TSR compared to the FTSE Nareit Equity Index for the measurement period of January 1, 2023 through December 31, 2025. 90% of the performance share award scheduled to vest on December 31, 2025 was accelerated and issued on December 26, 2025, based on estimated achievement as of December 19, 2025. The remaining performance share award scheduled to vest on December 31, 2025 was issued on February 2, 2026 upon final achievement and approval of the Board. Final TSR was at the 70.8 percentile of the Index, resulting in a payout at 183.2% of target.
(7)These shares consist of one-third of the time-based LTIP awards granted on March 31, 2023.
(8)These shares consist of time-based LTIP awards scheduled to vest on January 1, 2026 for which vesting was accelerated and shares were issued on December 26, 2025.

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding compensation plans (including individual compensation arrangements) under which our common shares of beneficial interest are available for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	184,372	$71.99	634,459(2)
Equity compensation plans not approved by security holders	—	—	—
Total	184,372	$71.99	634,459(2)
_____________________________________
(1)Consists of 12,859 outstanding RSUs granted under the 2025 Incentive Plan and 67,690 outstanding RSUs and 103,823 stock options granted under the Amended and Restated 2015 Incentive Plan.
(2)Includes shares available for issuance under the 2025 Incentive Plan.
Potential Payments Upon Termination or Change in Control
Each of Ms. Olson and Mr. Patel has entered into a Change in Control Severance Agreement (“Change in Control Agreements”) with us. Under each Change in Control Agreement, an executive officer will receive severance payments and benefits if a change in control occurs and his or her employment with the Company and its affiliates is terminated “without cause” by us or terminated by the executive officer for “good reason,” as such terms are defined in the agreements. Such payments and receipt of benefits are also contingent on the executive officer: (1) signing a release and waiver of all claims against us; and (2) complying with certain covenants during employment and after termination, including a non-compete provision for twelve months; non-recruitment, or non-solicitation, provision; and confidentiality agreement.
Under the agreements, severance benefits include:
•a lump-sum severance payment equal to 3x for CEO and 2x for other executive officers the sum of base salary and the target annual cash bonus;
•outstanding non-vested share awards that vest based on continued employment vest immediately; and
•outstanding non-vested, performance-based share awards that vest based on performance goals vest immediately as though the target performance was achieved as of the change in control date.
Executive officers are also entitled to a lump sum payment in the amount that the executive officer and his or her “qualified beneficiaries” (as defined in Section 4980B of the Internal Revenue Code) would pay for continued medical, dental and vision coverage under our health plans and reimbursement of certain health insurance coverage for up to 18 months and benefits under our other plans and programs per the terms of such plans and programs. Executive officers would not receive any payment in the event of a termination without good reason by the executive officer or a termination for cause by the Company.
Under the Change in Control Severance Agreements, a “change in control” includes:
•with certain exceptions, the acquisition, directly or indirectly, by any person or group of beneficial ownership of securities entitled to vote generally in the election of our trustees that represent 35% or more of the combined voting power of our then-outstanding voting securities;
•when our incumbent Board, together with any new trustees whose nomination or election was approved by a majority of the trustees then on the Board (other than individuals who become trustees in connection with an election contest or third-party solicitation of proxies) cease for any reason to constitute a majority of the Board;
•our consummation of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of our assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction: which results in our voting securities outstanding immediately before the transaction continuing to represent, directly or indirectly, at least 50% of the combined voting power of the successor entity’s outstanding voting securities immediately after the transaction; and after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the successor entity; or
•approval by our shareholders of a liquidation or dissolution of the Company.
The full definition of “change in control” is contained in the 2025 Incentive Plan (or other duly adopted equity plan) of the Company.
Under the Change in Control Severance Agreements, “Cause” means (i) the executive officer’s willful conduct that is demonstrably and materially injurious to the Company or an affiliate, monetarily or otherwise; (ii) the executive officer’s breach of certain covenants; (iii) the executive officer’s breach of his or her fiduciary duties to the Company or an affiliate; (iv) the executive officer’s conviction of any crime (or entering a plea of guilty or nolo contendre to any crime) constituting a felony; or (v) the executive officer’s entering into an agreement or consent decree or being the subject of any regulatory order that in any of such cases prohibits him or her from serving as an officer or director of a company that has publicly traded securities. A termination of the executive officer will not be for “Cause” unless the decision to terminate the executive officer is set forth in a resolution of the Board to that effect and which specifies the particulars thereof and that is approved by a majority of the members of the Board (exclusive of the executive officer if the executive officer is a member of the Board) adopted at a meeting called and held for such purpose (after reasonable notice to the executive officer and an opportunity for the executive officer to be heard before the Board).
Under the Change in Control Severance Agreements, “Good Reason” means, without the express written consent of the executive officer, (i) a change in the executive officer’s position with the Company or an affiliate which results in a material diminution of the executive officer’s authority, duties or responsibilities; (ii) a material reduction by the Company or an affiliate in the annual rate of the executive officer’s base salary; (iii) a change in the location of the executive officer’s principal office to a different place that is more than fifty miles from the executive officer’s principal office immediately prior to such change; or (iv) our material breach of this Agreement. A reduction in the executive officer’s rate of annual base pay is material if the rate of annual base salary on any date is less than ninety percent (90%) of the executive officer’s highest rate of annual base pay as in effect on any date in the preceding thirty-six (36) months; provided, however, that a reduction in the executive officer’s rate of annual base pay will be disregarded to the extent that the reduction is applied similarly to our other officers. Notwithstanding the two preceding sentences, a change in the executive officer’s duties or responsibilities or a reduction in the annual rate of the executive officer’s base salary in connection with the executive officer’s termination of employment (for Cause, disability or retirement), will not constitute Good Reason. A resignation by the executive officer will not be with “Good Reason” unless the executive officer gives the Company written notice specifying the event or condition that the executive officer asserts constitutes Good Reason, the notice is given no more than ninety days after the occurrence of the event or initial existence of the condition that the executive officer asserts constitutes Good Reason, and the Company has failed to remedy or cure the event or condition during the thirty-day period after such written notice is given to the Company.
Amended and Restated 2015 Incentive Plan and 2025 Incentive Plan
Under the Amended and Restated 2015 Incentive Plan and 2025 Incentive Plan, in the event a change in control occurs (as defined under the 2015 and 2025 Incentive Plan), the administrator may, at its discretion, require outstanding share and option awards, share unit awards, and incentive awards be assumed by the surviving entity or replaced by a comparable substitute award of substantially equal value issued by the surviving entity.

If awards are not assumed or replaced with substitute awards, the administrator may provide that: (1) share or option awards become vested in full; (2) share unit awards become earned in full and paid in vested common shares; and (3) incentive awards become earned, in whole or in part, in accordance with the terms of the award. In addition, the administrator may provide that share unit awards and incentive awards be canceled and exchanged for payment in cash, common shares, or other securities received by our shareholders in the change in control transaction equal to the price per share received by shareholders for each common share in the change in control transaction.
The following table provides information about the estimated maximum amounts payable to those named executive officers who were serving in their positions at the Company as of December 31, 2025 under various scenarios, assuming a change in control and/or termination had occurred on December 31, 2025. The table below does not include payments or benefits that are not conditioned on termination or change in control, including accrued but unpaid vacation or other compensation, the cash amounts under outstanding STIP awards or number of vested shares under outstanding LTIP awards that otherwise would be payable to the named executive officer as of December 31, 2025.

Name and Termination Scenario	Cash Payment ($)(1)	Acceleration of Vesting of Long-Term Equity Incentive Awards ($)(2)	Total
Anne Olson – President, Chief Executive Officer and Secretary
By Company For Cause(3)	—	—	—
By Company Without Cause	2,442,999	1,029,311	3,472,310
Upon Death or Disability	—	1,029,311	1,029,311
Upon Change in Control(4)	—	1,029,311	1,029,311
Upon Change in Control and Termination(5)(6)	3,642,999	2,293,522	5,936,521
Bhairav Patel – Executive Vice President and Chief Financial Officer
By Company For Cause(3)	—	—	—
By Company Without Cause	880,893	363,358	1,244,251
Upon Death or Disability	—	363,358	363,358
Upon Change in Control(4)	—	363,358	363,358
Upon Change in Control and Termination(5)(6)	1,712,893	802,443	2,515,336
______________________________________
(1)This column assumes that there was neither accrued but unpaid base compensation nor vacation time earned but unpaid as of December 31, 2025.
(2)Amounts in this column reflect accelerated vesting of awards of restricted common shares, RSUs, and stock options under the LTIP awards that were outstanding on December 31, 2025. For purposes of this table, it is assumed that all the common shares under the performance-based LTIP awards have been earned and that the market value of a common share is $66.72, the closing market price per common share at the close of business on December 31, 2025.
(3)No payments are made and no vesting occurs if the Company terminates the officer for “cause” as defined in the LTIP awards.
(4)This reflects the occurrence of a change in control without termination, which would not trigger severance payments under the Change in Control Severance Agreement.
(5)This reflects the occurrence of a change in control and the officer’s employment was terminated by the Company without cause or by the officer with good reason, thereby triggering severance payments under the Change in Control Severance Agreement, assuming that all conditions under such agreement had been met as of December 31, 2025.
(6)Includes the reimbursement of health care benefits, estimated to be $42,999 for Ms. Olson and $48,893 for Mr. Patel, assuming the reimbursement is for the full 18-month period and based on monthly premiums in place as of December 31, 2025.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the total compensation of the Company’s median employee for 2025 to the total compensation of Anne Olson, our President and Chief Executive Officer (the “CEO”), for 2025. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements in Item 402(u) of Regulation S-K.
For the year ended December 31, 2025:
•the total compensation of the employee who represents our median compensated employee (other than the CEO) was $72,118; and
•the total compensation of the CEO, as reported in the Summary Compensation Table above, was $3,105,197.
Based on this information, for 2025, the annual total compensation of our CEO was approximately 43 times the total compensation of the median of all of our employees (other than the CEO) for the year ended December 31, 2025.
Determining the Median Employee
For the purposes of the pay ratio calculation, our employee population consists of full-time and part-time employees at all locations, including all temporary employees employed as of the measurement date, and compensation is based on actual wages and benefits paid (as reported on Form W-2), according to its U.S. and local payroll records, and annualized the compensation for all full-time and part-time permanent employees who commenced work during the measurement period.
Total Compensation of the Median Employee for 2025
With respect to the total compensation of the median employee for the year ended December 31, 2025, we calculated such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Total Compensation of the CEO for 2025
With respect to the total compensation of the CEO for the year ended December 31, 2025, we used the amount reported in the “Total” column of the Summary Compensation Table for 2025 included in this Proxy Statement. Any adjustments, estimates and assumptions used to calculate her total compensation are described in the footnotes to the Summary Compensation Table.
Compensation Policies and Risk Management
The Compensation Committee members evaluate the principal elements of executive and non-executive compensation to determine whether they encourage excessive risk-taking. While the Compensation Committee members focus on the compensation of the executive officers because risk-related decisions depend predominantly on their judgment, they also consider the compensation of other senior officers and employees operating in decision-making capacities. The Compensation Committee believes that because of the following there is a low likelihood that our compensation policies and practices would encourage excessive risk-taking:
•Compensation for certain executive officers is composed of various components: base salary, short-term incentive cash awards, and long-term incentive equity awards. The mix is designed to balance near-term performance improvement with sustainable long-term value creation.
•A significant percentage of compensation is equity-based, long-term compensation pursuant to LTIP awards. The use of RSUs and stock options encourages our executive officers to focus on sustaining our long-term performance because unvested awards could significantly decrease in value if our business is not managed with long-term interests in mind.

•The STIP and LTIP awards granted in 2025 utilize various performance goals. The STIP awards utilize the objective performance goals of Core FFO per share, same-store NOI growth, adjusted EBITDA margin, and strategic goals for progress on execution of our strategic plan and meeting individual personal goals. The performance-based LTIP awards utilize our TSR over a three-year period as compared to the TSRs of the constituent members of the FTSE Nareit Equity Index over the same period.
•The 2025 Incentive Plan contains individual limitations on the maximum amount that may be granted or awarded in any calendar year to a participant, including under the STIP and LTIP awards. The Compensation Committee believes these limitations are currently set at appropriate maximum levels under the 2025 Incentive Plan.
•We adopted an equity ownership and retention policy by which each executive and senior officer is required to maintain a multiple of his or her base salary in common shares. The multiples are 5x for the Chief Executive Officer, 2x for the other executive officers, and 0.5x for senior vice presidents. In addition, each covered officer is required to retain 60% of the net shares received under equity awards until either the officer reaches the ownership required level, is no longer employed by the Company, or ceases to be a covered officer. This policy requires each executive officer to maintain a meaningful equity interest in the Company that could significantly decrease in value if the Company’s business is not managed with long-term interest in mind.
•We have a discretionary “clawback” policy by which, with respect to any incentive awards granted after May 1, 2015, the Board will have the right to recoup all or any portion of incentive awards granted based on our financial statements if the person had engaged in fraud, intentional misconduct, or illegal behavior that caused or contributed to a material restatement of such financial statements.
•We have adopted a “no-fault” clawback policy which requires the Board to recover, in the event of an accounting restatement, incentive compensation earned by our executive officers based on financial metrics.

•We have adopted a policy prohibiting executive and senior officers from engaging in hedging or monetization transactions involving our securities and from pledging our securities as collateral for a loan, including through the use of traditional margin accounts with a broker.
The Compensation Committee believes that this combination of factors encourages prudent management of the Company and discourages executive officers from taking risks that are not in the Company’s long-term interest. Accordingly, the Compensation Committee believes our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Pay Versus Performance
The following table shows: (a) the total compensation for our NEOs for the past five years as set forth in the Summary Compensation Table; (b) the “compensation actually paid” to our principal executive officer, who is our CEO, and, on an average basis, our other NEOs (as compensation actually paid is determined under SEC rules and described in further detail in footnote 2 in the Pay Versus Performance Table below); (c) our total shareholder return (“TSR”); (d) the TSR of the FTSE Nareit Equity Apartments Index, our selected peer group for this purpose, over the same period; our net income (loss); and Core FFO (a non-GAAP measure), our financial performance measure for compensatory purposes.
As described in the footnotes below, Mr. Decker was our Chief Executive Officer during 2021, 2022 and a portion of 2023 (from January 1, 2023 to March 31, 2023). Ms. Olson was appointed Chief Executive Officer effective March 31, 2023. Our other NEOs included: (a) Ms. Olson, who was the Chief Operating Officer and General Counsel during 2021, 2022 and a portion of 2023 (from January 1, 2023 to March 30, 2023); (b) Mr. Kirchmann, who was the Chief Financial Officer during 2021 and a portion of 2022 (from January 1, 2022 to January 10, 2022); and (c) Mr. Patel, who was appointed as the Chief Financial Officer effective January 10, 2022. Due to the transition of the Chief Financial Officer position during 2022, the information for other NEOs in the tables below includes all compensation paid to both Mr. Kirchmann and Mr. Patel during 2022.

Pay Versus Performance Table

Year	Summary Compensation Table Total for Anne Olson(1) ($)	Compensation Actually Paid to Anne Olson(2) ($)	Summary Compensation Table Total for Mark Decker(3) ($)	Compensation Actually Paid to Mark Decker(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(4) ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) $ in thousands	Core FFO per Diluted Share ($)
							Total Shareholder Return(5)	Peer Group Shareholder Return(5)
2025	3,105,197	3,497,136	—	—	1,676,034	1,858,273	112	127	17,101	4.93
2024	2,992,339	3,558,967	—	—	1,615,342	1,857,451	112	143	(19,660)	4.88
2023	2,209,687	2,070,326	3,561,754	2,515,662	1,607,336	1,560,425	92	116	34,897	4.78
2022	—	—	2,012,036	(1,803,086)	921,797	108,718	95	115	(20,537)	4.43
2021	—	—	2,307,770	5,287,904	1,244,209	2,521,725	156	161	(6,457)	3.99
______________________________________
(1)Anne Olson was our CEO for a portion of 2023 from March 31, 2023 to December 31, 2023.
(2)SEC rules require certain adjustments to be made to the Summary Compensation Table totals to determine compensation actually paid as reported in the Pay Versus Performance table. Compensation actually paid does not necessarily represent cash or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. In general compensation actually paid is calculated as Summary Compensation Table total compensation, adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date), and dividends paid on restricted stock units as such calculations are shown in detail in the table below. NEOs do not participate in a defined benefit plan so no adjustment for pension benefits is included in the table below. The following table details these adjustments.
The fair value of equity awards includes the value of restricted stock units (“RSU”), stock options, and performance-based restricted stock units (“PSU”). The measurement date fair value of RSUs was determined based on the market price of our common shares on the measurement date. The measurement date fair value of stock options was determined using a Black-Scholes valuation model. The measurement date fair value of PSUs was determined using a Monte Carlo fair value simulation model.

Year	Executives	Summary Compensation Table Total ($)	Subtract LTIP Stock Awards and Stock Option Awards ($)	Add Year-End Equity Fair Value ($)	Change in Fair Value of Prior Equity Awards ($)	Change in Fair Value of Vested Equity Awards ($)	Dividend Equivalents Paid on Vested Equity Awards ($)	Compensation Actually Paid ($)
2025	Anne Olson (PEO)	3,105,197	(1,391,378)	1,276,972	95,957	337,122	73,266	3,497,136
	Non-PEO NEOs	1,676,034	(482,420)	442,798	29,980	148,658	43,223	1,858,273
2024	Anne Olson (PEO)	2,992,339	(1,406,599)	1,790,070	241,813	(69,850)	11,194	3,558,967
	Non-PEO NEOs	1,615,342	(489,270)	622,656	142,331	(40,211)	6,603	1,857,451
2023	Anne Olson (PEO)	2,209,687	(1,008,431)	962,493	(26,982)	(76,287)	9,846	2,070,326
	Mark Decker (PEO)	3,561,754	(1,274,356)	49,803	(27,379)	171,239	34,601	2,515,662
	Non-PEO NEOs	1,607,336	(568,799)	539,122	(19,972)	771	1,967	1,560,425
2022	PEO	2,012,036	(1,234,306)	349,746	(2,642,404)	(394,893)	106,735	(1,803,086)
	Non-PEO NEOs	921,797	(416,117)	130,466	(454,443)	(111,155)	38,170	108,718
2021	PEO	2,307,770	(1,135,660)	2,192,188	1,659,253	183,105	81,248	5,287,904
	Non-PEO NEOs	1,244,209	(483,787)	933,871	688,858	86,341	52,233	2,521,725
______________________________________
(3)Mr. Decker was our CEO during 2021, 2022, and a portion of 2023 from January 1, 2023 to March 31, 2023.
(4)“PEO” means our principal executive officer. Our non-PEO NEOs included: (a) Ms. Olson, who was the Chief Operating Officer and General Counsel during 2021 and 2022; (b) Mr. Kirchmann, who was the Chief Financial Officer during 2021 and a portion of 2022 from January 1, 2022 to January 10, 2022; and (c) Mr. Patel, who was the Chief Financial Officer effective January 10, 2022. For 2022, amounts include all compensation paid to both Mr. Kirchmann and Mr. Patel.
(5)TSR is determined based on the value of an initial fixed investment of $100. Our TSR peer group consists of the FTSE Nareit Equity Apartments Index.
Relationship Between Compensation Actually Paid and Performance Measures
The table above shows the alignment between compensation actually paid to the NEOs and our performance, which we believe is consistent with our compensation philosophy as described within the Compensation Discussion and Analysis section. A large portion of the NEOs’ compensation is tied to our TSR performance. Therefore, each

NEOs’ compensation generally increased when our TSR performance increased but declined when our TSR performance decreased. While we are required to disclose our net income (loss) for each covered fiscal year, this is not a metric used in our compensation program at this time. The charts below show the relationship of the PEO’s compensation actually paid and other NEO’s average compensation actually paid over the past five years and (1) our TSR of the FTSE Nareit Equity Apartments Index, our peer group for this purpose; (2) our Core FFO per diluted share; and (3) Net Income (Loss).

Compensation Actually Paid vs Net Income (Loss)
7,500,000
5,000,000
2,500,000
—
(2,500,000)
(5,000,000)
Compensation Actually Paid
40,000
20,000
—
(20,000)
(40,000)
Net Income (Loss) (in thousands)
2021
2022
2023
2024
2025
Compensation Actually Paid to Mark Decker (PEO)
Compensation Actually Paid to Anne Olson (PEO)
Compensation Actually Paid to Non-PEO NEOs
Net Income (Loss)

Listed below are the most important financial performance measures we used in 2025 to link NEO compensation to our performance. The performance measures are not necessarily listed in order of importance.

Important Financial Performance Measures
Total shareholder return
Core FFO per diluted share
Same-store NOI growth
Adjusted EBITDA margin

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR
Description of Proposal
The Audit Committee has approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as our independent auditor for the year ending December 31, 2026.
As a matter of good corporate governance, the Audit Committee has determined to submit its selection to shareholders for ratification. If this selection of auditors is not ratified by the shareholders at the Annual Meeting, the Audit Committee will review its future selection of independent auditors.
We expect that representatives of Grant Thornton will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.
Required Vote
The affirmative vote of a majority of the voting power of the shareholders present in person or by proxy at the Annual Meeting, provided a quorum is present, is required to ratify the selection of Grant Thornton as our independent auditor for the year ending December 31, 2026.
Vote Recommended
The Board recommends that you vote FOR the ratification of the selection of Grant Thornton as our independent auditor for the year ending December 31, 2026.

ACCOUNTING AND AUDIT COMMITTEE MATTERS
Fees Paid to our Independent Auditor
The following table summarizes the aggregate fees incurred for the audit and other services provided by Grant Thornton LLP for the years ended December 31, 2025 and December 31, 2024. These amounts include reimbursed expenses. The Audit Committee approves in advance all fees paid to, and services provided by, our independent registered public accounting firm. The Audit Committee has considered the services provided by Grant Thornton LLP in 2025 and has determined that all such services were compatible with maintaining Grant Thornton LLP’s independence.

	2025	2024
Audit Fees	$696,563	$587,600
Audit-Related Fees	$94,640	$143,000
Tax Fees	—	—
All Other Fees	—	—
Total	$791,203	$730,600
Audit Fees: This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with regulatory filings, such as consents and assistance with and reviews of documents filed with the SEC.
Audit-Related Fees: This category consists of assurance and related services provided by the independent auditor that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category generally include fees for benefit plan audits and comfort letters.
Tax Fees: This category consists of professional services rendered by the independent auditor primarily in connection with our tax compliance activities, including the preparation of tax returns and technical tax advice related to the preparation of tax returns.
All Other Fees: This category consists of fees for other permissible services that do not meet the above category descriptions.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information or report be deemed incorporated by reference into any future filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.
The Audit Committee currently is composed of three independent trustees, Mary J. Twinem (Chair), Emily Nagle Green, and Jay L. Rosenberg. The Board has determined that each of the Audit Committee members meets the independence and experience requirements of the rules and regulations of the NYSE and SEC, as currently applicable to the Company.
Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”) and for management’s report on internal control over financial reporting. Our independent registered public accounting firm, Grant Thornton LLP, is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes.
The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. In the course of fulfilling its oversight responsibilities, the Audit Committee met with both management and Grant Thornton LLP to review and discuss the audited financial statements. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) standards, including the reasonableness of judgments and the clarity and completeness of financial disclosures.
In addition, the Audit Committee discussed with Grant Thornton LLP matters relating to its independence and has received from Grant Thornton LLP the written disclosures and letter required by applicable requirements of the PCAOB and the Commission regarding the independent auditor’s communications with the Audit Committee concerning independence.
The Audit Committee pre-approves all services provided to us by the independent auditor, and the related fees for such services, and has concluded that all such services provided in 2025 were compatible with the auditors’ independence. See “Proposal 3: Ratification of Selection of Independent Auditor” for more information regarding fees paid to our independent auditors for services in 2025 and 2024.
During 2025, the Audit Committee continued to monitor and review the internal auditor’s ongoing testing of the effectiveness of the Company’s internal controls. The findings of the internal auditor were reported to the Audit Committee on a quarterly basis. Grant Thornton LLP, as part of its audit of the Company’s financial statements for 2025, independently reviewed our internal controls.
On the basis of the reviews and discussions the Audit Committee has had with Grant Thornton LLP, our internal auditor, and management, the Audit Committee recommended to the Board of Trustees that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.
The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ended December 31, 2026. The Board of Trustees has concurred in that appointment and has presented the matter to our shareholders for ratification.
Submitted by the Audit Committee of the Board:
Mary J. Twinem (Chair)
Emily Nagle Green
Jay L. Rosenberg

SHAREHOLDER PROPOSALS AND TRUSTEE NOMINATIONS
We did not receive a request from any shareholder that a matter be submitted to a vote at the Annual Meeting or that a trustee nominee be included in this Proxy Statement.
Shareholders who wish to submit a shareholder proposal for inclusion in our proxy statement for the 2027 annual meeting of shareholders must comply with the requirements as to form and substance established by the SEC and set forth in Rule 14a-8 and Rule 14a-19 of the Exchange Act, including delivering the required materials to our Secretary at the following address: Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988, no later than by December 4, 2026 (120 days prior to the anniversary of the mailing date of this Proxy Statement) in order to be included in our proxy statement and form of proxy for such meeting pursuant to Rule 14a-8 of the Exchange Act.
Shareholders who wish to submit a shareholder proposal outside of the processes of Rule 14a-8 and Rule 14a-19 of the Exchange Act, but rather in compliance with Article III, Section 6(A) of our Bylaws, must comply with the requirements of the Bylaws, including delivering the required materials to our Secretary at the above address no earlier than the close of business on January 13, 2027 and no later than the close of business on February 12, 2027. If we receive such notice after February 12, 2027, then such notice will be considered untimely. Shareholder proposals submitted in this manner will not be included in our proxy statement or form of proxy. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Shareholders who wish to propose a trustee nominee for the 2027 annual meeting of shareholders must comply with Article III, Section 6(B) of our Bylaws, including delivering the required materials to our Secretary at the following address: Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988. Nominations must be received by the Secretary no earlier than the close of business on January 13, 2027 and no later than the close of business on February 12, 2027. Such shareholder nominations will not be included in our proxy statement or form of proxy. For more information on recommending individuals for consideration as nominees to our Board of Trustees, see the discussion under “Corporate Governance and Board Matters—Trustee Nominations.”
HOUSEHOLDING OF PROXY MATERIALS
In accordance with notices that we sent to certain shareholders, we are sending only a single copy of its proxy materials or Notice of Availability of Proxy Materials, as applicable, to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.
Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing our common shares at two different brokerage firms, your household will receive two copies of our proxy materials, one from each brokerage firm.
If you received a householding mailing this year and you would like to have separate proxy materials mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to your broker or to our Investor Relations Department by mail to Investor Relations, Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988, or by calling Investor Relations between 8:30 a.m. and 5:00 p.m. Central Daylight Time at 1-952-401-6600. Similarly, you may also contact your broker or the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

COMMUNICATING WITH CENTERSPACE
If you would like to receive information about the Company, you may use one of the following methods:
1.The Company’s Internet site, located at www.centerspacehomes.com, contains information about us and our properties. Our investors site, located at ir.centerspacehomes.com, contains press releases, earnings releases, financial information, and stock quotes, as well as corporate governance information and links to our SEC filings. This Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025, are both available on ir.centerspacehomes.com.
2.To have information such as our latest quarterly or annual report mailed to you, please either call 1-952-401-6600 or send a request by email to “ir@centerspacehomes.com” or by mail to: Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988.
If you would like to contact the Company, please call Investor Relations at 1-952-401-6600, or send correspondence to: Investor Relations, Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988.
OTHER MATTERS
Our Board of Trustees does not know of any other matter that will be presented at the annual meeting other than the proposals discussed in this Proxy Statement. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion. If the meeting is adjourned or postponed, the persons named on the proxy can vote such shares at the adjournment or postponement as well.

By Order of the Board of Trustees
____________________________________________
Anne Olson
President, Chief Executive Officer and Secretary
April 3, 2026

Minot, North Dakota
Upon written request of any shareholder entitled to receive this Proxy Statement, the Company will provide, without charge, a copy of its Annual Report on Form 10-K, including the consolidated financial statements, the notes thereto, and the financial statement schedules, as filed with the Securities and Exchange Commission. Any such request should be addressed to Investor Relations at Centerspace, 1324 20th Avenue SW, PO Box 1988, Minot, ND, 58702-1988. This request must include a representation by the shareholder that as of March 20, 2026, the shareholder is entitled to vote at the Annual Meeting.

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)
This Proxy Statement contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The definitions and calculations of these non-GAAP financial measures, as calculated by us, may not be comparable to non-GAAP financial measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared, and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, we determine the composition of our same-store pool for that year and adjust the previous year, which allows us to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the years ended December 31, 2025 and 2024, 57 apartment communities were classified as same-store and four apartment communities and two apartment communities, respectively, were non-same-store. Sold communities are included in “Dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on sale of real estate and other investments, impairment, depreciation and amortization, financing costs, property management expenses, casualty gains or losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Year Ended December 31,
	2025	2024	$ Change	% Change
Operating income	$64,537	$20,475	$44,062	215.2%
Adjustments:
Property management expenses	9,638	9,128	510	5.6%
Casualty loss	816	3,307	(2,491)	(75.3)%
Depreciation and amortization	113,231	106,450	6,781	6.4%
Impairment of real estate investments	37,719	—	37,719	N/A
General and administrative expenses	20,918	17,802	3,116	17.5%
(Gain) loss on sale of real estate and other investments	(79,470)	577	(80,047)	*
Net operating income	$167,389	$157,739	$9,650	6.1%
Revenue
Same-store	$231,136	$225,762	$5,374	2.4%
Non-same-store	17,041	5,597	11,444	*
Other properties	3,470	2,464	1,006	40.8%
Dispositions	22,015	27,160	(5,145)	*
Total	273,662	260,983	12,679	4.9%
Property operating expenses, including real estate taxes
Same-store	87,439	86,898	541	0.6%
Non-same-store	7,289	2,575	4,714	*
Other properties	1,101	937	164	17.5%
Dispositions	10,444	12,834	(2,390)	*
Total	106,273	103,244	3,029	2.9%
Net operating income
Same-store	143,697	138,864	4,833	3.5%
Non-same-store	9,752	3,022	6,730	*
Other properties	2,369	1,527	842	55.1%
Dispositions	11,571	14,326	(2,755)	*
Total	$167,389	$157,739	$9,650	6.1%
* Not a meaningful percentage.
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds from Operations and Core Funds from Operations
We believe that funds from operations (“FFO”), which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from a change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate and impairment write-downs helps to identify the operating results of the long-term assets that form the base of our investments and assists management and investors in comparing those operating results between periods.

Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying this definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with the definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO, and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash needs, including our ability to service indebtedness or make distributions to shareholders.
Core funds from operations (“Core FFO”), a non-GAAP measure, is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share and unit amounts)
	Year Ended December 31,
	2025	2024
Funds from Operations:
Net income (loss) available to common shareholders	$17,101	$(19,660)
Adjustments:
Noncontrolling interests – Operating Partnership and Series E preferred units	2,969	(3,635)
Depreciation and amortization	113,231	106,450
Less depreciation – non real estate	(335)	(327)
Less depreciation – partially owned entities	(43)	(98)
Impairment of real estate investments	37,719	—
(Gain) loss on sale of real estate	(79,470)	577
Less gain on sale of real estate - partially owned entities	2,252	—
Add loss on sale of non real estate assets	(50)	—
FFO applicable to common shares and Units	93,374	83,307

Adjustments to Core FFO:
Non-cash casualty loss	$537	$2,432
Loss on extinguishment of debt	98	—
Interest rate swap amortization	407	712
Amortization of assumed debt	1,958	1,206
Legal and other costs related to strategic review	1,336	—
Redemption of Series C preferred shares	—	3,511
Other miscellaneous items(1)	(507)	(489)
Core FFO applicable to common shares and Units	97,203	90,679

FFO applicable to common shares and Units	93,374	83,307
Distributions to Series D preferred unitholders	486	640
FFO applicable to common shares and Units - diluted	$93,860	$83,947

Core FFO applicable to common shares and Units	$97,203	$90,679
Distributions to Series D preferred unitholders	486	640
Core FFO applicable to common shares and Units - diluted	$97,689	$91,319

Per Share Data
Income (loss) per common share - diluted	$1.02	$(1.27)
FFO per share and Unit - diluted	$4.74	$4.49
Core FFO per share and Unit - diluted	$4.93	$4.88
Weighted average shares and Units for FFO and Core FFO - diluted	19,815	18,694
______________________________________
(1)Consists of (gain) loss on investments.

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain or loss on sale of real estate and other investments, impairment of real estate investments, gain or loss on extinguishment of debt, gain or loss on involuntary conversion and other non-routine items or items not considered core to business operations. We consider adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	Year Ended December 31,
	2025	2024
Net income (loss) attributable to controlling interests	$17,101	$(11,328)
Adjustments:
Distributions to Series D preferred unitholders	486	640
Noncontrolling interests – Operating Partnership and Series E preferred units	2,969	(3,635)
Income (loss) before noncontrolling interests – Operating Partnership	20,556	(14,323)
Adjustments:
Interest expense	44,867	37,225
Loss on extinguishment of debt	98	—
Depreciation and amortization related to real estate investments	113,188	106,352
Impairment of real estate investments	37,719	—
Non-cash casualty loss (recovery)	537	2,432
Interest income	(2,826)	(1,962)
Gain (loss) on sale of real estate	(77,268)	577
Legal and other costs related to strategic review	1,336	—
Other miscellaneous items(1)	(507)	(490)
Adjusted EBITDA	$137,700	$129,811
______________________________________
(1)Consists of (gain) loss on investments.
Adjusted EBITDA Margin
Adjusted EBITDA margin measures the ratio of revenue that remains available to service debt, pay for capital investments, and cover dividends after satisfying operating expenses, general and administrative expenses, property management expenses, and other expenses or losses required for our day-to-day operations. Adjusted EBITDA margin is a key non-GAAP financial metric for the Company that measures the relative strength of the Company’s balance sheet and its ability to service debt and provide distributable cash to shareholders. Adjusted EBITDA margin is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	Year Ended December 31,
	2025	2024
Adjusted EBITDA	$137,700	$129,811
Revenue	$273,662	$260,983

Adjusted EBITDA margin	50.32%	49.74%

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V89694-P45899 For Against Abstain For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! CENTERSPACE &#9; Nominees: 1.&#9; ELECTION OF TRUSTEES The Board of Trustees recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2.&#9; ADVISORY VOTE ON EXECUTIVE COMPENSATION. The Board of Trustees recommends you vote FOR proposal 2. 3.&#9; RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Trustees recommends you vote FOR proposal 3. CENTERSPACE 1324 20TH AVENUE SW PO BOX 1988 MINOT, ND 58702-1988 1a.&#9; John A. Schissel 1b.&#9; Ola Oyinsan Hixon 1c.&#9; Rodney Jones-Tyson 1d.&#9; Anne Olson 1e.&#9; Jay L. Rosenberg 1f.&#9; Mary J. Twinem VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 P.M. CDT on May 12, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CSR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 P.M. CDT on May 12, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V89695-P45899 Centerspace 56th Annual Meeting of Shareholders will be held on May 13, 2026, at 11:00 a.m. CDT via live webcast at www.virtualshareholdermeeting.com/CSR2026 This proxy is Solicited on Behalf of Centerspace Board of Trustees The undersigned holder of Common Shares of Beneficial Interest of Centerspace ("Centerspace" or the "Company"), hereby appoints Anne Olson and Bhairav Patel, and each of them (the "Representatives"), the true and lawful proxies of the undersigned, with the full power of substitution, to vote on behalf of the undersigned all Common Shares of Beneficial Interest of Centerspace which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders of Centerspace to be held via live webcast at www.virtualshareholdermeeting.com/CSR2026, on May 13, 2026, at 11:00 a.m. CDT, or any adjournment thereof, in the manner hereafter indicated. In their discretion, the Representatives are authorized to vote upon such other matters as may properly come before the meeting. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, BUT IF SUCH INSTRUCTIONS ARE NOT MARKED HEREIN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION AS TRUSTEES, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF CENTERSPACE'S NAMED EXECUTIVE OFFICERS, AND FOR RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS CENTERSPACE'S INDEPENDENT AUDITORS AND, WITH RESPECT TO ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING, IN THE DISCRETION OF THE PROXY HOLDERS, ALL IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT OF CENTERSPACE, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. This Proxy may be revoked at any time before it is voted at the meeting by delivering written notice of revocation to Centerspace. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.